EXHIBIT 10(a)











                                         AMENDED AND RESTATED

                                           CREDIT AGREEMENT

                                        Dated as of July 5, 2002

                                                among

                                        THE BOMBAY COMPANY, INC.,

                                              as the Borrower,

                                        BANK OF AMERICA, N.A.,

                     as Administrative Agent, Swing Line Lender, and L/C Issuer

                                                  and

                                      The Other Lenders Party Hereto

                                      BANC OF AMERICA SECURITIES LLC,

                                                   as

                                           Sole Lead Arranger











                                     TABLE OF CONTENTS

Section                                                                    Page


ARTICLE I.DEFINITIONS AND ACCOUNTING TERMS                                   1
1.01    Defined Terms                                                        1
1.02    Other Interpretive Provisions.                                      14
1.03    Accounting Terms.                                                   15
1.04    Rounding.                                                           15
1.05    References to Agreements and Laws.                                  15

ARTICLE II.THE COMMITMENTS AND CREDIT EXTENSIONS                            15
2.01    Committed Loans                                                     15
2.02    Borrowings, Conversions and Continuations of Committed Loans.       15
2.03    Letters of Credit.                                                  17
2.04    Clean Bankers' Acceptances.                                         22
2.05    Swing Line Loans.                                                   24
2.06    Prepayments.                                                        26
2.07    Reduction or Termination of Commitments.                            27
2.08    Repayment of Loans.                                                 27
2.09    Interest and Discount Proceeds.                                     27
2.10    Fees.                                                               28
2.11    Computation of Interest and Fees.                                   28
2.12    Evidence of Debt.                                                   29
2.13    Payments Generally.                                                 29
2.14    Sharing of Payments.                                                30
2.15    Collateral.                                                         31

ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY                          31
3.01    Taxes                                                               31
3.02    Illegality                                                          32
3.03    Inability to Determine Rates                                        32
3.04    Increased Cost and Reduced Return; Capital Adequacy; Reserves on
        Eurodollar Rate Loans                                               32
3.05    Funding Losses                                                      33
3.06    Matters Applicable to all Requests for Compensation                 33
3.07    Survival                                                            33
3.08    Removal                                                             34

ARTICLE IV.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS                        34
4.01    Conditions of Initial Credit Extension                              34
4.02    Conditions to all Credit Extensions                                 34

ARTICLE V.REPRESENTATIONS AND WARRANTIES                                    35
5.01    Existence, Qualification and Power; Compliance with Laws.           35
5.02    Authorization; No Contravention                                     35
5.03    Governmental Authorization                                          35
5.04    Binding Effect                                                      35
5.05    Financial Statements; No Material Adverse Effect                    35
5.06    Litigation                                                          36
5.07    No Default                                                          36
5.08    Ownership of Property; Liens                                        36
5.09    Environmental Compliance                                            36
5.10    Insurance.                                                          36
5.11    Taxes                                                               36
5.12    ERISA Compliance                                                    36
5.13    Subsidiaries                                                        37
5.14    Margin Regulations; Investment Company Act; Public Utility
        Holding Company Act                                                 37
5.15    Disclosure                                                          37
5.16    Intellectual Property; Licenses, Etc.                               37

ARTICLE VI.AFFIRMATIVE COVENANTS                                            38
6.01    Financial Statements                                                38
6.02    Certificates; Other Information                                     38
6.03    Notices                                                             39
6.04    Payment of Obligations                                              39
6.05    Preservation of Existence, Etc.                                     39
6.06    Maintenance of Properties                                           39
6.07    Maintenance of Insurance                                            40
6.08    Compliance with Laws                                                40
6.09    Books and Records                                                   40
6.10    Inspection Rights                                                   40
6.11    Compliance with ERISA                                               40
6.12    Use of Proceeds                                                     40
6.13    Additional Guarantors                                               40
6.14    Stock                                                               40

ARTICLE VII.NEGATIVE COVENANTS                                              40
7.01    Liens and Negative Pledge                                           40
7.02    Investments                                                         41
7.03    Indebtedness                                                        42
7.04    Fundamental Changes                                                 42
7.05    Dispositions                                                        42
7.06    Capital Expenditures and Acquisitions                               42
7.07    Restricted Payments                                                 43
7.08    ERISA                                                               43
7.09    Change in Nature of Business                                        43
7.10    Transactions with Affiliates                                        43
7.11    Purchase of the Borrower's Stock                                    43
7.12    Use of Proceeds                                                     43
7.13    Financial Covenants                                                 43
7.14    No Borrowings                                                       44
7.15    No Dilution or Restriction                                          44




ARTICLE VIII.EVENTS OF DEFAULT AND REMEDIES                                 44
8.01    Events of Default                                                   44
8.02    Remedies Upon Event of Default                                      45

ARTICLE IX.ADMINISTRATIVE AGENT                                             46
9.01    Appointment and Authorization of Administrative Agent               46
9.02    Delegation of Duties                                                46
9.03    Liability of Administrative Agent                                   46
9.04    Reliance by Administrative Agent                                    47
9.05    Notice of Default                                                   47
9.06    Credit Decision; Disclosure of Information by Administrative Agent  47
9.07    Indemnification of Administrative Agent                             48
9.08    Administrative Agent in its Individual Capacity                     48
9.09    Successor Administrative Agent                                      48

ARTICLE X.MISCELLANEOUS                                                     49
10.01   Amendments, Etc.                                                    49
10.02   Notices and Other Communications; Facsimile Copies                  50
10.03   No Waiver; Cumulative Remedies                                      50
10.04   Attorney Costs, Expenses and Taxes                                  50
10.05   Indemnification by the Borrower                                     51
10.06   Payments Set Aside                                                  51
10.07   Successors and Assigns                                              51
10.08   Confidentiality                                                     54
10.09   Set-off                                                             55
10.10   Interest Rate Limitation                                            55
10.11   Counterparts                                                        55
10.12   Integration                                                         55
10.13   Survival of Representations and Warranties                          55
10.14   Severability                                                        55
10.15   Foreign Lenders                                                     56
10.16   Removal and Replacement of Lenders                                  56
10.17   Governing Law                                                       57
10.18   Waiver of Right to Trial by Jury                                    57
10.19   Time of the Essence                                                 57
10.20   ENTIRE AGREEMENT                                                    57





SCHEDULES

2.01    Commitments and Pro Rata Shares
2.03    Existing L/Cs
5.06    Litigation
5.08    Existing Leases
5.09    Environmental Matters
5.13    Subsidiaries and Other Equity Investments
5.16    Intellectual Property Matters
7.01    Existing Liens
7.02    Existing (Non-Equity) Investments
7.03    Existing Indebtedness
10.02   Eurodollar and Domestic Lending Offices, Addresses for Notices


EXHIBITS
        Form of
A       Committed Loan Notice
B       Swing Line Loan Notice
C       Committed Loan Note
D       Swing Line Note
E       Bankers' Acceptance Request
F       Compliance Certificate
G       Borrowing Base Certificate
H       Opinion of Counsel
I       Documentary Acceptance Credit Agreement and Security Agreement
For Eligible Bankers' Acceptances


APPENDIX

I       Pricing Grid



                                AMENDED AND RESTATED CREDIT AGREEMENT


        This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of July 5, 2002, among THE BOMBAY COMPANY, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender. The Borrower has requested that the Lenders (which shall include the Administrative Agent) provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                            ARTICLE I.

                                DEFINITIONS AND ACCOUNTING TERMS

        1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

                "Acquisitions" means purchases or acquisitions of property or assets of the majority of ownership interest of any Person or the purchase of a majority interest of the Stock or equity ownership interest of any Person.

                "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

                "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

                "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                "Agent/Arranger Fee Letter" has the meaning specified in
Section 2.10(b).

                "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                "Aggregate Commitments" has the meaning set forth in the definition of "Commitment," and initially shall be equal to Fifty Million and No/100 Dollars ($50,000,000.00).

                "Agreement" means this Credit Agreement.

                "Applicable Rate" means the percentages per annum set forth in the Pricing Grid which is attached as Appendix I.

                "Arranger" means Banc of America Securities LLC as sole lead arranger.



                "Attorney Costs" means and includes with respect to a Person, all reasonable fees and disbursements of any law firm or other external counsel of such Person.

                "Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

                "BA Agreement" means the Documentary Acceptance Credit Agreement and Security Agreement for Eligible Bankers' Acceptances attached hereto as Exhibit I.

                "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended February 2, 2002, and the related consolidated statements of income and cash flows for such fiscal year of the Borrower and its Subsidiaries.

                "Bankers' Acceptance" means a negotiable time draft drawn on and accepted by the L/C Issuer pursuant to Section 2.04 to refinance draws under a sight or time commercial Letter of Credit.

                "Bankers' Acceptance Rate" means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "bankers' acceptance rate." Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Bankers' Acceptance Request" means the written request for the issuance of a Clean Bankers' Acceptance in one of the forms attached hereto as Exhibit "E".

                "Bank of America" means Bank of America, N.A.

                "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

                "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                "BFCC" means The Bombay Furniture Company of Canada Inc. and its successors and assigns.

                "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                "Borrower" has the meaning set forth in the introductory paragraph hereto.

                "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

                "Borrowing Base" means an amount equal to forty-five percent (45%) of the outstanding amount of the Net Security Value of Inventory. For purposes of calculating the Borrowing Base, not more than fifteen percent (15%) of the aggregate Net Security Value of Inventory may be composed of Inventory which is located outside the United States.

                "Borrowing Base Certificate" means that certain certificate in the form of Exhibit "G"attached hereto to be prepared and executed by Borrower and delivered to the Administrative Agent each month during the term of this Agreement in accordance with Section 6.02(d) whereby the Borrower calculates and certifies to the Administrative Agent the Borrowing Base for each month.


                "Borrowing Limit" means the lesser of (a) the Borrowing Base, or (b) the Aggregate Commitments.

                "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

                "Capital Expenditures" means, for any period, the aggregate of all expenditures and costs of the Person in question (whether paid in cash or accrued as liabilities during that period and including that portion of capital leases which are capitalized on the balance sheet of the Person in question) during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset accounts reflected on the balance sheet of the Person in question.

                "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to it.

                "Change of Control" means, with respect to any Person, an event or series of events by which:

                (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity interests of such Person; or

                (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and
(ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

                "Clean Bankers' Acceptance" means a negotiable time draft drawn on and accepted by the L/C Issuer pursuant to Section 2.04 to finance the purchase of Inventory by the Borrower.

                "Closing Date" means July 5, 2002.

                "Code" means the Internal Revenue Code of 1986.

                "Collateral" means all Inventory located in the United States which Borrower or any Subsidiary now has or hereafter acquires any right or interest, the Stock, and the proceeds and products thereof, as more fully described in the Security Agreement, and the Pledge Agreement.


                "Collateral Documents" means, collectively, the Security Agreements and applicable Financing Statements, the Pledge Agreement, and all other documents which have been, or will be, executed by Pledgors to provide Collateral for repayment of the Obligations.

                "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations and Clean Bankers' Acceptances, and
(c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement (collectively, the "Aggregate Commitments").

                "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

                "Committed Loan" has the meaning specified in Section 2.01 and does not include L/C Borrowings, L/C Extensions, Bankers' Acceptances, or Clean Bankers' Acceptances.

                "Committed Loan Facility" means the aggregate amount of each Lender's Commitment to provide Committed Loans which shall be an amount equal to $20,000,000.00 on the Closing Date.

                "Committed Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit "C".

                "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or
(c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit "A."

                "Compliance Certificate" means a certificate substantially in the form of Exhibit "F."

                "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of
(a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

                "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of the Borrower and its Subsidiaries, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in subsections (a) and
(b) above of Persons other than the Borrower or any Subsidiary.
L/C Obligations and Clean Bankers' Acceptances shall be included in the calculation of Consolidated Funded Indebtedness.

                "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

                "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations for such period, provided, however, that extraordinary and non-recurring items shall not be included in determining net income.


                "Consolidated Tangible Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date minus the Intangible Assets of the Borrower and its Subsidiaries on that date.


                "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Credit Extension" means each of the following: (a) a Committed Borrowing, (b) a borrowing of a Swing Line Loan,(c) an L/C Credit Extension,
(d) an issuance of a Bankers' Acceptance, and (e) an issuance of a Clean Bankers' Acceptance.

                "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                "Default Rate" means (a) with respect to Base Rate Loans an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; and (b) with respect to Eurodollar Rate Loans, an interest rate equal to (i) the Eurodollar Rate plus
(ii) the Applicable Rate applicable to Eurodollar Rate Loans plus
(iii) 2% per annum.

                "Discount Proceeds" means, in respect of each Bankers' Acceptance or Clean Bankers' Acceptance, as applicable, funds in an amount which is equal to:

Face Amount -       (Face Amount x Rate x Term)
                                360

                "Face Amount" is the principal amount of the Bankers' Acceptance or Clean Bankers' Acceptance, as applicable.

                "Rate" is the Bankers' Acceptance Rate plus the Applicable Rate (expressed as a decimal, based on the Pricing Grid attached as Appendix I, and subject to change whenever the Applicable Rate for Committed Loans is subject to change).

                "Term" is the number of days in the term of the Bankers' Acceptance or Clean Bankers' Acceptance, as applicable.

                 "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

                "Dollar" and "$" means lawful money of the United States of America.

                "Eligible Inventory" means at any time that portion of the Inventory which consists of finished goods then owned by, and in the possession or under the control of, the Borrower and the Subsidiaries and held for sale or disposition in the ordinary course of the Borrower's and the Subsidiaries' business, but specifically excluding each of the following:

                (a) Inventory that has been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding;

                (b)     work in process;


                (c) Inventory with respect to which a claim exists disputing the Borrower's or Subsidiary's title to or right to possession of such Inventory;

                (d) Inventory that is not in good condition or does not comply with any applicable laws, rules or regulations or the standards imposed by any governmental authority with respect to its manufacture, use or sale; and

                (e) Inventory that the Administrative Agent has reasonably determined to be unmarketable.

                "Environmental Laws" means all Laws relating to environmental, health, safety and land use matters applicable to any property.

                "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

                "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan (rounded upwards to the next 1/100th of 1%):

                (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page 3750 of the Telerate screen (or any successor thereto) that displays an average British Bankers Association LIBOR Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                (b)     if the rate referenced in the preceding subsection
(a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or


                (c)     if the rates referenced in the preceding subsections
(a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

                "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

                "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan.

                "Event of Default" means any of the events or circumstances specified in Article VIII.

                "Existing Credit Agreement" means the Credit Agreement dated June 6, 2001, among Borrower, Administrative Agent and certain other Lenders, as amended or supplemented to the date hereof.

                "Existing Credit Facility" means each of the credit facilities described in the Existing Credit Agreement.

                "Existing Letters of Credit" and "Existing L/Cs" means the letters of credit described on Schedule 2.03 hereto.

                "Existing Liens" has the meaning assigned to such term in
Section 7.01(b).

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                "Fee Letter" means the Agent/Arranger Fee Letter.

                "Financing Statements" means each and every financing statement or similar document executed or authorized (as applicable) by Pledgors which, when filed/recorded with the appropriate Governmental Authority, will perfect the Administrative Agent's Lien on the Collateral.

                "Fiscal Quarter" means the fiscal quarter of the Borrower, which shall be the quarterly periods ending on the following dates: August 3, 2002; November 2, 2002; February 1, 2003; May 3, 2003; August 2, 2003;
November 1, 2003; January 31, 2004; May 1, 2004; July 31, 2004;
October 30, 2004; January 29, 2005; and April 29, 2005.

                "Fixed Charge Coverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated EBITDA plus rent expense minus Maintenance CapitalExpenditures minus the amount of taxes, based on or measured by income, used orincluded in the determination of Consolidated Net Income, in each case for the period of the four Fiscal Quarters ending on such date to (b) interest expense and rent expense for such period.

                "Foreign Lender" has the meaning specified in Section 10.15.



                "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                "Guarantors" means, collectively, each Material Domestic Subsidiary, and "Guarantor" means any one of the Guarantors.

                "Guaranty" means the Guaranty made by each Guarantor in favor of the Administrative Agent and other Lenders dated June 6, 2001.

                "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

        "Indebtedness" means, as to any Person at a particular time, all of the following:

        (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

        (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

        (c)     net obligations under any Swap Contract in an amount equal to
(i) if such Swap Contract has been closed out, the termination value thereof, or
(ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

        (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

        (e)     capital leases; and

        (f) all Guaranty Obligations of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person except for customary exceptions acceptable to the Required Lenders. The amount of any capital lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

        "Indemnified Liabilities" has the meaning set forth in Section 10.05.

        "Indemnitees" has the meaning set forth in Section 10.05.

        "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

        "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; and
(b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

        "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, or three months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

        (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

        (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

        (c)     no Interest Period shall extend beyond the scheduled Maturity
Date.

        "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or
(c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.
For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.



        "Inventory" means all of the Borrower's and each Subsidiary's inventory of every nature and description, including all goods, merchandise, raw materials, goods in process, and finished goods now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in the Borrower's or a Subsidiary's businesses and all additions and accessions thereto and contracts with respect thereto and all documents of title evidencing or representing any part thereof, and all products and proceeds thereof, including insurance proceeds payable by reason of loss or damage to the Borrower's or any Subsidiary's inventory.

        "IRS" means the United States Internal Revenue Service.

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Bankers' Acceptance or a Committed Borrowing.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit and Clean Bankers' Acceptances hereunder, or any successor issuer of Letters of Credit and Clean Bankers' Acceptances hereunder, provided, however, that there shall only be one L/C Issuer at any one time hereunder.

        "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit, plus the aggregate Face Amount of all Bankers' Acceptances issued pursuant to this Agreement that are then outstanding, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

        "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

        "Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

        "Letter of Credit Expiration Date" means (a) for a commercial Letter of Credit, the earlier of (i) the day that is on or before 120 days after the specific date stated in the definition of Maturity Date (or, if such day is not a Business Day, the next preceding Business Day), or (ii) 180 days after the date of such Letter of Credit, and (b) for a standby Letter of Credit, the earlier of (i) the day that is on or before 120 days after the specific date stated in the definition of Maturity Date (or, if such day is not a Business Day, the next preceding Business Day), or (ii) one year after the date of such Letter of Credit.

        "Letter of Credit Facility" means the aggregate amount of each Lender's Commitment to purchase participations in all L/C Obligations plus all Clean Bankers' Acceptances, but not including any L/C Obligations applicable to standby letters of credit. The Letter of Credit Facility shall be an amount equal to $30,000,000.00 on the Closing Date.

        "Letter of Credit Sublimit" means, with regard to standby Letters of Credit, the amount of $5,000,000.00 and with regard to commercial Letters of Credit, Bankers' Acceptances and Clean Bankers' Acceptances, the aggregate amount of $30,000,00.00. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of
(a) Consolidated Funded Indebtedness as of such date plus the product of the Borrower's and Subsidiaries' rent expense times eight for the period of the four Fiscal Quarters ending on such date to (b) Consolidated EBITDA plus the Borrower's and Subsidiaries' rent expense for the period of the four Fiscal Quarters ending on such date.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

        "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Committed Loan or a Swing Line Loan.

        "Loan Documents" means this Agreement, each Note, the Collateral Documents, the Fee Letter, each Request for Credit Extension, each Compliance Certificate, each Borrowing Base Certificate, the Guaranty, and such other agreements and documents, any amendments or supplements thereto or modifications thereof executed or delivered pursuant to the terms of this Agreement.

        "Loan Parties" means, collectively, the Borrower and each Guarantor.

        "Maintenance Capital Expenditures" means the amount of $10,000,000.00.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

        "Material Domestic Subsidiary" means each Subsidiary of the Borrower organized under the laws of any state of the United States with assets in excess of two percent (2%) of the consolidated assets of the Borrower and its Subsidiaries.

        "Maturity Date" means (a) July 5, 2005, or (b) such earlier date upon which the Commitments may be terminated in accordance with the terms hereof.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

        "Net Security Value of Inventory" means the lesser of (a) the actual cost to Borrower of the Eligible Inventory and (b) the fair market value of all of the Eligible Inventory after deducting therefrom the amount of any and all charges, Liens (except Liens granted for the benefit of Lenders), and security interests of all kinds against the Eligible Inventory, and all transportation, processing and other handling charges affecting the value thereof, and after taking into account any and all changes in the fair market value of the Eligible Inventory, all as determined by the Administrative Agent in its reasonable credit judgment; provided, however, if requested by the Borrower, such determination shall be made by an independent inventory appraiser acceptable tothe Borrower and the Administrative Agent at the Borrower's expense.

        "Notes" means, collectively, the Committed Loan Notes and the Swing Line Note.


        "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

        "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

        "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed
Loans and Swing Line Loans, as the case may be, occurring on such date; (ii) withrespect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; and (iii) with respect to any Clean Bankers' Acceptances on any date, the aggregate Face Amount of all Clean Bankers' Acceptances issued pursuant to thisAgreement that are then outstanding after giving effect to any issuance occurring on such date and any other changes in the aggregate
Face Amount of the Clean Bankers' Acceptances as of such date.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

        "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

        "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

        "Pledge Agreement" means the Pledge Agreement dated June 6, 2001, executed by the Borrower, applicable to the Stock, as such may be amended or superseded from time to time.

        "Pledgor" means the Borrower and any Material Domestic Subsidiary which holds Inventory that creates a Lien on the Inventory in favor of the Administrative Agent for the benefit of Lenders.

        "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice,
(b) with respect to a Swing Line Loan, a Swing Line Loan Notice, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and
(d) with respect to a Clean Bankers' Acceptance, a Bankers' Acceptance
Request.


        "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate 100%, unless there are four or more Lenders, in which case "Required Lenders" means Lenders whose Voting Percentages aggregate not less than 66.67%.

        "Responsible Officer" means the chief executive officer, the president, chief financial officer, treasurer, assistant treasurer, vice president of finance or corporate secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. Each Loan Party, through a Responsible Officer, may designate in writing, in form reasonably acceptable to the Administrative Agent, other employees of such Loan Party to act on behalf of such Loan Party in connection with Borrowing Notices, Letter of Credit applications, and other administrative matters. Such agent designation shall remain in effect until the Administrative Agent is notified in writing of an amendment to the designation and has a reasonable period of time to act on such amendment.

        "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock, but excluding dividends or distributions of capital stock of the Borrower.

        "Security Agreements" means all of the Security Agreements (initially dated June 6, 2001) executed by the Borrower and the other Pledgors (including all "After-Acquired Subsidiaries" as defined in Section 2.15), as required by Administrative Agent, as such may be amended or superseded from time to time, and "Security Agreement" means any one of the Security Agreements.

        "Shareholders' Equity" means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

        "Stock" means 650 shares of common stock of BFCC, owned by the Borrower, plus all increases, products and proceeds of the foregoing, as further described in the Pledge Agreement.

        "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

        "Swing Line Borrowing" means a borrowing of a Swing Line Loan.

        "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

        "Swing Line Loan" has the meaning specified in Section 2.05(a).

        "Swing Line Note" means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit "D."

        "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit "B."

        "Swing Line Sublimit" means an amount equal to $1,000,000.00. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Threshold Amount" means $1,000,000.00, except that for purposes of
Section 7.01(h) and Section 8.01(g) "Threshold Amount" means $2,500,000.00.

        "Type" means with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

        "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

        "Voting Percentage" means, as to any Lender, (a) at any time when the Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations and Clean Bankers' Acceptances, plus (C) such Lender's Pro Rata Share of the Outstanding Amount of Swing Line Loans, then constitutes of (ii) the Outstanding Amount of all Loans and L/C Obligations and Clean Bankers' Acceptances; provided, however, that if any Lender has refused to fund any portion of the Committed Loans, participations in L/C Obligations and Clean Bankers' Acceptances or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, L/C Advances, Clean Bankers' Acceptances and funded participations in Swing Line Loans, as the case may be.

        1.2     Other Interpretive Provisions.

        (1) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(2)     (1)     The words "herein" and "hereunder" and words of similar
import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

        (2) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

        (3)     The term "including" is by way of example and not limitation.

        (4) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(3) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(4) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(5) If the amount in question exceeds the Threshold Amount, this, by itself, is not intended to be deemed to have caused a Material Adverse Effect.

        1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.5 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                ARTICLE 2.

                THE COMMITMENTS AND CREDIT EXTENSIONS

        2.1 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the aggregate Outstanding Amount of all Loans, L/C Obligations and Clean Bankers' Acceptances shall not exceed the Borrowing Limit, (ii) the aggregate Outstanding Amount of all Swing Line Loans and all Committed Loans shall not exceed the Committed Loan Facility, and (iii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Clean Bankers' Acceptances, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof including the Borrowing Limit, the Borrower may borrow under this Section 2.01, prepay under
Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.2     Borrowings, Conversions and Continuations of Committed Loans.

        (10     Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 11:00 a.m., Dallas, Texas time three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) not later than noon, Dallas, Texas time on the requested date of any Committed Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $500,000.00 or a whole multiple of $50,000.00 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000.00 or a whole multiple of $50,000.00 in excess thereof. Each Committed Loan Notice
(whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one
Type to the other, or a continuation of Committed Loans as the same Type,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (20     Following receipt of a Committed Loan Notice, the Administrative
Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., Dallas, Texas time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by
(i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Committed Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

        (30     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Committed Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted to Base Rate Loans on the last day of its applicable Interest Period.

        (40     The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (50     After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to Eurodollar Rate Loans.


        (60     Notwithstanding any provision to the contrary contained in the
Loan Documents, the aggregate amount of Committed Loans outstanding at any one time shall not exceed the amount of the Committed Loan Facility.

        (70     The aggregate amount of all standby Letters of Credit issued under this Agreement, to the extent not drawn, shall constitute a reduction in the amount available for Committed Borrowing under the Committed Loan Facility.

        2.3     Letters of Credit.

        (10     The Letter of Credit Commitment.

                (10     Subject to the terms and conditions set forth herein,
(A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and
(B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations, Clean Bankers' Acceptances, and all Loans would exceed the Borrowing Limit, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Clean Bankers' Acceptances, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations and Clean Bankers' Acceptances would exceed the applicable Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, including the Borrowing Limit, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that
have expired or that have been drawn upon and reimbursed.   All Existing
Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. The issuer of each Existing Letter of Credit shall be deemed to be an L/C Issuer hereunder for purposes of that Existing Letter of Credit.

        (20     The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                (10     any order, judgment or decree of any Governmental
Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                (20     the expiry date of such requested Letter of Credit
would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

                (30     the issuance of such Letter of Credit would violate one
or more policies of the L/C Issuer.


                (30     The L/C Issuer shall be under no obligation to amend
any Letter of Credit if (A) the L/C Issuer would have no obligation at such time toissue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                (40     Notwithstanding any provision to the contrary contained
in the Loan Documents, the L/C Issuer may not issue commercial Letters of Credit, Bankers' Acceptances and Clean Bankers' Acceptances which, in the aggregate face amount, exceed the applicable Letter of Credit Sublimit at any one time.

                (50     Notwithstanding any provision to the contrary contained
in the Loan Documents, the L/C Issuer shall not issue standby Letters of Credit which, in the aggregate face amount, exceed the applicable Letter of Credit Sublimit at any one time, or which would cause the Outstanding Amount of all Loans, plus the Outstanding Amount of L/C Obligations related to standby Letters of Credit, to exceed the Committed Loan Facility.

                (60     Notwithstanding any provision to the contrary contained
in the Loan Documents, the aggregate amount of all L/C Obligations (excluding those related to standby Letters of Credit) plus all Clean Bankers' Acceptances shall not exceed the amount of the Letter of Credit Facility at any time.

      (20     Procedures for Issuance and Amendment of Letters of Credit;
Evergreen Letters of Credit.

                (10     Each Letter of Credit shall be issued or amended, as the
case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m., Dallas, Texas time, at least one Business Day (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);
(B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

                (20     Promptly after receipt of any Letter of Credit
Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enterinto the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately uponthe issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuera participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                (30     If the Borrower so requests in any applicable Letter of
Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic renewal provisions (each, an "Evergreen Letter of Credit"); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or
(B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date
(1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section
4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

                (40     Promptly after its delivery of any Letter of Credit or
any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                (50     After receiving approval from the Administrative Agent
and the L/C Issuer, Borrower may use other automated procedures in connection with issuance of Letters of Credit, which automated procedures shall supersede the procedures applicable to Borrower (only) that are set forth in Sections 2.03(b)(i) and (iii), but only to the extent that the procedures set forth in Sections 2.03(b)(i) and (iii) impose obligations on Borrower in connection with the issuance of Letters of Credit. Nothing contained in this
Section 2.03(b)(v) shall alter the obligations of any L/C Issuer under this
Section 2.03(b). Specifically, and without limiting the generality of the foregoing, nothing contained in this Section 2.03(b)(v) will negate the responsibility of a L/C Issuer to promptly notify the Administrative Agent of the issuance of any Letter of Credit.

(30     Drawings and Reimbursements; Funding of Participations.

                (10     Upon any drawing under any Letter of Credit, the L/C
Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., Dallas, Texas time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Borrower shall be deemed to have requested a Bankers' Acceptance to be issued on the Honor Date in an amount equal to the unreimbursed drawing (the "Unreimbursed Amount"), without regard to the minimum specified in Section 2.04 for the amount of Clean Bankers' Acceptances, but subject to the amount of the unutilized portion of the Aggregate Commitments, the Borrowing Limit, and the conditions set forth in
Section 4.02 (other than the delivery of a Loan Notice). Each Bankers' Acceptance shall not have an expiry date greater than one hundred eighty (180) days from the date of issuance and in no event later than one hundred twenty
(120) days after the Maturity Date. If the Unreimbursed Amount is not fully refinanced by the issuance of a Bankers' Acceptance because of the Borrower's election not to do so, then in such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments (as limited by the Borrowing Limit) and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan
Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuantto this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.



                (20     Each Lender (including the Lender acting as L/C Issuer)
shall upon any notice pursuant to Section 2.03(c)(i) with regard to a Committed Borrowing of a Base Rate Loan make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Dallas, Texas time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Committed Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                (30     With respect to any Unreimbursed Amount that is not
flly refinanced by a Bankers' Acceptance or a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                (40     Until each Lender funds its Committed Loan or L/C
Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                (50     Each Lender's obligation to make Committed Loans or L/C
Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                (60     If any Lender fails to make available to the
Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(40     Repayment of Participations.

                (10     At any time after the L/C Issuer has made a payment
under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                (20     If any payment received by the Administrative Agent for
the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.


(50     Obligations Absolute.  The obligation of the Borrower to reimburse the
L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Loans or a Bankers' Acceptance, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following, subject, however, to the obligations of L/C Issuer under Section 2.03(f):

                (10     any lack of validity or enforceability of such Letter
of Credit, this Agreement, or any other agreement or instrument relating thereto;

                (20     the existence of any claim, counterclaim, set-off,
defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers' Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or Bankers' Acceptance or any agreement or instrument relating thereto, or any unrelated transaction;

                (30     any draft, demand, certificate or other document
presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (40     any payment by the L/C Issuer under such Letter of
Credit or Bankers' Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers' Acceptance; or any payment made by the L/C Issuer under such Letter of Credit or Bankers' Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers' Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (50     any other circumstance or happening whatsoever, whether
or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

                The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.



                (60     Role of L/C Issuer.  Each Lender and the Borrower agree
that, in paying any drawing under a Letter of Credit or Bankers' Acceptance, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit or Bankers' Acceptance; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Bankers' Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                (70     Applicability of ISP98 and UCP.  Unless otherwise
expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

                (80     Letter of Credit Fees.  The Borrower shall pay to the
Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each such Letter of Credit, and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the actual daily maximum amount available to be drawn under each such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                (90     Intentionally Omitted.

                (100    Fees and Documentary and Processing Charges Payable to
L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account individual customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to Letters of Credit as from time to time in effect. The amount of such fees shall be negotiated and established from time to time between the Borrower and the L/C Issuer. Such fees and charges are due and payable on demand, are nonrefundable, and are not shared with the other Lenders.

                (110    Conflict with Letter of Credit Application.  In the
event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                (120    Existing Credit Agreement and Existing Letters of
Credit. Until it expires, each Existing Letter of Credit shall be treated as an L/C Obligation under this Agreement.

                (130    Letters of Credit or Bankers' Acceptances Not Paid
On Or Before Maturity Date. If any Letter of Credit or Bankers' Acceptance is not paid or terminated on or prior to the Maturity Date, such L/C Obligation shall be Cash Collateralized or secured by a letter of credit issued by an institution acceptable to the Administrative Agent.

                2.4     Clean Bankers' Acceptances.


                (10     (10     Subject to the terms and conditions set forth
herein, (i) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (A) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date (applicable to commercial Letters of Credit) to issue Clean Bankers' Acceptances for the account of the Borrower, in accordance with subsection (b) below, and (B) to honor drafts drawn under the Clean Bankers' Acceptances; and (ii) the Lenders severally agree to participate in Clean Bankers' Acceptances issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to issue any Clean Bankers' Acceptance, and no Lender shall be obligated to participate in any Clean Bankers' Acceptance if, as of the date of such issuance, (x) the Outstanding Amount of all L/C Obligations, Clean Bankers' Acceptances, and all Loans would exceed the Borrowing Limit, or (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Clean Bankers' Acceptances, would exceed such Lender's Commitment. In no event shall Clean Bankers' Acceptances plus L/C Obligations (not including L/C Obligations applicable to standby Letters of Credit) outstanding at any one time exceed the amount of the Letter of Credit Facility. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Clean Bankers' Acceptances shall be fully revolving.

                (20     The L/C Issuer shall be under no obligation to issue
any Clean Bankers' Acceptance if:

                (10     any order, judgment or decree of any Governmental
Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Clean Bankers' Acceptance, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of Clean Bankers' Acceptances generally or such Clean Bankers' Acceptance in particular or shall impose upon the L/C Issuer with respect to such Clean Bankers' Acceptance any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it.

                (20     the expiry date of such requested Clean Bankers'
Acceptance would occur more than one hundred and eighty (180) days after the date of issuance or one hundred and twenty (120) days after the Maturity Date;

                (30     the issuance of such Clean Bankers' Acceptance would
violate one or more policies of the L/C Issuer; or

                (40     such Clean Bankers' Acceptance is to be used for a
purpose other than the importation or exportation of goods or the domestic shipment of goods or is denominated in a currency other than Dollars.



        (20     Each Clean Bankers' Acceptance shall be issued upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Bankers' Acceptance Request, appropriately completed and signed by a Responsible Officer of the Borrower. Bankers Acceptances' Requests may be delivered and accepted electronically. Such Bankers' Acceptance Request must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., Dallas, Texas time, at least one (1) Business Day (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date. In the case of a request for an issuance of a Clean Bankers' Acceptance, such Bankers'
Acceptance Request shall specify in form and detail satisfactory to the L/C
Issuer: (i) the proposed issuance date of the requested Clean Bankers' Acceptance (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the shipping information; (v) a description of the merchandise; and (vi) such other matters and documents as the L/C Issuer may require. Each Clean Bankers' Acceptance shall be a minimum of Thirty Thousand Dollars ($30,000.00), shall cover the purchase or sale of Inventory or the payment of freight, shall mature no later than the dates specified in Section 2.04(a)(ii)(B), and shall not be payable prior to its stated maturity date. After receiving approval from the Administrative Agent and the L/C Issuer, Borrower may use other automated procedures in connection with issuance of Clean Bankers' Acceptances, which automated procedures shall supersede the procedures applicable to the Borrower (only) that are set forth in this Section 2.04(b), but only to the extent that the procedures set forth in this Section 2.04(b) impose obligations on Borrower in connection with the issuance of Clean Bankers' Acceptances. Nothing contained in this Section 2.04(b) shall alter the obligations of any Clean Bankers' Acceptance under this Section 2.04(b). Specifically, and without limiting the generality of the foregoing, nothing contained in this Section 2.04(b) will negate the responsibility of the L/C Issuer to promptly notify the Administrative Agent of the issuance of any Bankers' Acceptance.

        (30     Promptly after receipt of any Bankers' Acceptance Request, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Bankers' Acceptance Request from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Clean Bankers' Acceptance for the account of the Borrower, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Clean Bankers' Acceptance, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Clean Bankers' Acceptance in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Clean Bankers' Acceptance.

        (40     In the event that the L/C Issuer presents a draft on a matured
Clean Bankers' Acceptance for payment and the Borrower, at the time of such presentment, does not have funds on deposit in its account at the Administrative Agent sufficient to pay the entire amount of the draft (including any charges or expenses paid or incurred by the L/C Issuer in connection with such draft), the Administrative Agent shall deem this to be an Unreimbursed Amount and proceed in accordance with Sections 2.03(c), (d) and
(e).

        (50     If any Clean Bankers' Acceptance is not paid on or prior to the Maturity Date, such Clean Bankers' Acceptance shall be Cash Collateralized or secured by a letter of credit issued by an institution acceptable to the Administrative Agent.

        (60     If any provision of the BA Agreement conflicts with any
provision of this Agreement, the provision of this Agreement shall govern and control.

        2.5     Swing Line Loans.

                (10     The Swing Line.  Subject to the terms and conditions
set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Committed Loans of the Swing Line Lender in its capacity as a Lender of Committed Loans, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the aggregate Outstanding Amount of all Loans, Clean Bankers' Acceptances and L/C Obligations shall not exceed the Borrowing Limit, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations and Clean Bankers' Acceptances, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05; provided, however, that the Swing Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to the Borrower. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan. Each Swing Line Loan is repayable upon demand by the Swing Line Lender.



                (20     Borrowing Procedures.  Unless the Swing Line Lender
has notified the Borrower that the Swing Line has been terminated or suspended as provided in Section 2.05(a), each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m., Dallas, Texas time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $50,000.00, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Unless the Swing Line Lender determines not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or because one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., Dallas, Texas time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(30     Refinancing of Swing Line Loans.

                (10     The Swing Line Lender at any time in its sole and
absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments, the Borrowing Limit, and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent.
Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m., Dallas, Texas time, on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Lender that so makes funds available shall be deemed to have made a Committed Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                (20     If for any reason any Committed Borrowing cannot be
requested in accordance with Section 2.05(c)(i) or any Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                (30     If any Lender fails to make available to the
Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                (40     Each Lender's obligation to make Committed Loans or to
purchase and fund participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.



(40     Repayment of Participations.

                (10     At any time after any Lender has purchased and funded
a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

                (2) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

        (5) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Committed Base Rate Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

        (6) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.6     Prepayments.

        (1) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m., Dallas, Texas time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) on the date of prepayment of Base Rate Loans;
(ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000.00 or a whole multiple of $50,000.00 in excess thereof; and
(iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000.00 or a whole multiple of $50,000.00 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

        (2) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than noon, Dallas, Texas time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $50,000.00. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

        (3) If for any reason the Outstanding Amount of all Loans, L/C Obligations, and Clean Bankers' Acceptances at any time exceeds the Borrowing Limit then in effect, the Borrower shall immediately prepay the Loans and/or Cash Collateralize the L/C Obligations and Clean Bankers' Acceptances in an aggregate amount equal to such excess.



2.7 Reduction or Termination of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans, L/C Obligations, and Clean Bankers' Acceptances; provided that (a) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of termination or reduction, and (b) any such partial reduction shall be in an aggregate amount of $1,000,000.00 or any whole multiple of $500,000.00 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued untilthe effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.8     Repayment of Loans.

        (1) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

        (2) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the Swing Line Lender's demand, and (ii) the Maturity Date.

2.9     Interest and Discount Proceeds.

        (1) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

        (2) While any Event of Default exists and is continuing or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations (excluding Obligations in respect of Bankers' Acceptances and Clean Bankers' Acceptances) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (3) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Each change in the Applicable Rate shall be effective during the applicable period commencing on the date the Administrative Agent receives the Compliance Certificate required pursuant to Section 6.01(a) and Section 6.02(a) and ending on the date immediately preceding the effective date of the next such change in the Applicable Rate. If the financial statements and the related Compliance Certificate required by Section 6.01(a) and Section 6.02(a) are not received by the Administrative Agent by the due date, the Applicable Rate shall be Pricing Level 4 until such time as such financial statements and Compliance
Certificate are received by the Administrative Agent.


        (4) On the date of issuance of a Bankers' Acceptance or a Clean Bankers' Acceptance, LC Issuer shall discount such Bankers' Acceptance or Clean Bankers' Acceptance, as applicable, and make the Discount Proceeds available either to the Borrower or for the benefit of the Borrower. If the Borrower elects in an applicable Bankers' Acceptance Request to have the Discount Proceeds paid directly to a vendor to finance the purchase of Inventory, the Borrower shall, at its election, either (i) increase the Face Amount of the Clean Bankers' Acceptance or (ii) make funds available to LC Issuer, in either case by an amount necessary so that the Discount Proceeds equal the amount of the invoice(s) payable to such vendor. On the date of issuance of a Bankers' Acceptance to fund an amount drawn under a commercial Letter of Credit, the Borrower shall, at its election, either (i) increase the Face Amount of the Bankers' Acceptance or (ii) make funds available to LC Issuer, in either case by an amount necessary so that the Discount Proceeds equal the amount drawn under the applicable commercial Letter of Credit.

        (5) If during the term of any Bankers' Acceptance or Clean Bankers' Acceptance an Event of Default exists and is continuing or after acceleration, the Borrower shall pay a fee determined on a daily basis by applying a rate of two percent (2.0%) per annum to the aggregate outstanding Face Amount of all Bankers' Acceptances and Clean Bankers' Acceptances issued pursuant to this Agreement that are then outstanding, which amount shall be due and payable on demand.

        (6) The "Pricing Level," as described in the Pricing Grid, which shall apply to the Obligations from the Closing Date until the effective date of the Compliance Certificate delivered to the Administrative Agent as of the close of the Fiscal Quarter ending August 3, 2002, shall be Pricing Level 4.

2.10    Fees.

        (1)     Commitment Fees.  In addition to certain fees described in
Section 2.03, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans, (ii) the Outstanding Amount of L/C Obligations, and (iii) the Outstanding Amount of Clean Bankers' Acceptances; provided, however, subsections (i), (ii), and (iii) immediately preceding shall not include the Outstanding Amount of Swing Line Loans. The commitment fee shall accrue at all times (including at any time during which one or more of the conditions in Article IV is not met) from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (2) Arrangement and Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the engagement letter, dated May 2, 2002 (the "Agent/Arranger Fee Letter"), between the Borrower, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

        (3) Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders (including the Administrative Agent), an upfront fee in an amount agreed upon between the Lenders and the Borrower. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever. The upfront fee paid to the Administrative Agent is in addition to the arrangement/agency fee described in
Section 2.10(b).

2.11    Computation of Interest and Fees.   Computation of interest on Base Rate
Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.



2.12    Evidence of Debt.

        (1) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive, absent manifest error, of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

        (2) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

2.13    Payments Generally.

        (1) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than noon, Dallas, Texas time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office; provided, however, the Administrative Agent will not distribute any of the Bankers' Acceptance Rate proceeds or any payment on a Swing Line Loan to the other Lenders. All payments received by the Administrative Agent after 1:00 p.m., Dallas, Texas time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (2) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (3) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied
(i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C
Borrowings then due to such parties.

        (4) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:



                (1) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                (2) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in imediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicableto the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rightswhich the Administrative Agent or the Borrower may have against any Lender asa result of any default by such Lender hereunder.

                A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

        (5) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (6) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit, Bankers' Acceptances and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

        (7) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.


        2.14    Sharing of Payments.   If, other than as expressly provided
elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations, Clean Bankers' Acceptances, or Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations, Clean Bankers' Acceptances, or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.15    Collateral.   In order to secure the Obligations, in part, the
Borrower and the other Pledgors have executed certain Collateral Documents which shall create a Lien on the Collateral in favor of the Administrative Agent for the benefit of the Administrative Agent and Lenders. All such Collateral Documents executed in connection with the Existing Credit Facility shall apply to this Agreement, the Loan Documents, and the Obligations, as amended, reduced, or increased from time to time. However, (a) Lenders do not assume and are not made the transferee of any obligations of any Pledgor regarding any of the Collateral; (b) nothing in this Section 2.15 shall be deemed to limit or modify any rights a Lender may have with respect to any Event of Default; and (c) the Administrative Agent will not file, or cause to be filed, any Financing Statement with any Governmental Authority for the purpose of perfecting Administrative Agent's Lien on the Inventory prior to the occurrence of an Event of Default. In that regard, upon the occurrence of an Event of Default, and the filing of one or more Financing Statements by the Administrative Agent, Lenders shall have no obligation to release any Financing Statement or Lien as a result of the Event(s) of Default being cured. As a condition precedent to the Loans, Pledgors have executed and delivered to the Administrative Agent to hold, until filing is authorized by this Section, all Collateral Documents (except the Stock certificates) and shall take all further action that may be necessary or desirable, or the Administrative Agent may reasonably request, to enable the creation and perfection of first priority Liens on the Collateral as contemplated in this Section 2.15. Concurrently upon the formation or acquisition by the Borrower and any Subsidiary of any Material Domestic Subsidiary after the date hereof (an "After-Acquired Subsidiary"), Borrower shall, and shall cause each such After-Acquired Subsidiary to execute similar Collateral Documents in order to create a first priority Lien on such After-Acquired Subsidiary's Inventory, for the benefit of Lenders. This Section 2.15 was Section 2.14 in the Existing Credit Agreement.

                                ARTICLE 3.

                TAXES, YIELD PROTECTION AND ILLEGALITY

3.1     Taxes.

        (1) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.


        (2) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

        (3) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (4) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender,
(ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

        3.2     Illegality.   If any Lender determines that any Law has made it
unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.3     Inability to Determine Rates.   If the Administrative Agent
determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Committed Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Base Rate Loan in the amount specified therein.

        3.4 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.


        (1) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and
(iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

        (2) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        (3) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        3.5 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (1) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

        (2) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.6 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        3.7 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.



        3.8 Removal. Upon any Lender's making a claim for compensation under Sections 3.01 or 3.04, the Borrower may remove and replace such Lender in accordance with Section 10.16.

                                ARTICLE 4.

                CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.1 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

        (1) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) or
(vi) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

        (1) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

        (2) Committed Loan Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

        (3) a Swing Line Note executed by the Borrower in favor of the Swing Line Lender (if it requests such a Note) in the principal amount of the Swing Line Sublimit;

        (4) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

        (5) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing, including certified copies of each Loan Party's Organization Documents, and certificates of good standing;

        (6) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

        (7) an opinion of in-house counsel to the Borrower in form and substance satisfactory to the Administrative Agent;

        (8) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

  (2) Any fees required to be paid on or before the Closing Date shall have been paid.

4.2     Conditions to all Credit Extensions.   The obligation of each Lender to
honor any Request for Credit Extension is subject to the following conditions precedent:


        (1)     The representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

        (2) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.

        (3) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

        (4) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

        Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                        ARTICLE 5.

                            REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and the Lenders that:

        5.1 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

        5.3     Governmental Authorization.   No approval, consent, exemption,
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

        5.4 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as limited by any Debtor Relief Law or by general equitable principles.

        5.5     Financial Statements; No Material Adverse Effect.



        (1) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except asotherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(2) From and after February 3, 2002, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

5.6     Litigation.   Except as specifically disclosed in Schedule 5.06,
there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.7 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.8 Ownership of Property; Liens. The Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Borrower maintains the leasehold interests described in Schedule 5.08. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.9 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12    ERISA Compliance.



(1) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.


(2) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could be reasonably expected to result in a Material Adverse
Effect.

(3)     (i)  No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and
(v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

(1) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock.

(2) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.15 Disclosure. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.
To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in
Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.



ARTICLE 6.

        AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, 6.11 and 6.14) cause each Subsidiary to:

6.1 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(1) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and (ii) a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower; and

(2) as soon as available, but in any event within 30 days after the end of each calendar month of each fiscal year (except the last month of each fiscal year when the due date will be 45 days rather than 30 days from month end) of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of income and cash flows for such month and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding calendar month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail.

6.2 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(1) concurrently with the filing of Borrower's 10-Q report, but not later than 45 days after the close of each Fiscal Quarter, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(2) promptly after requested by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(3) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(4) as soon as available and in any event within twenty (20) days after the last day of each month (except the last month of each fiscal year when the due date will be 45 days rather than 20 days from month end) a Borrowing Base Certificate as of the end of such month;

(5) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may from time to time reasonably request.;



(6) promptly after requested by the Administrative Agent or any Lender, a report setting forth (i) the address of each new (or newly relocated) store that was opened since the later of the Closing Date or the effective date of the most recently submitted Compliance Certificate, (ii) the date on which each such store was opened, (iii) the address of each store that was closed since the later of the Closing Date or the effective date of the most recently submitted Compliance Certificate, and (iv) the date on which each such store was closed; and

(7) within five (5) days after the occurrence of a Default, a report setting forth (i) the address of each new (or newly relocated) store that was opened after the effective date of the last report submitted under Section 6.02(f), (ii) the date on which each such store was opened, (iii) the address of each store that was closed after the effective date of the last report submitted under Section 6.02(f), and (iv) the date on which such store was closed.

6.3     Notices.  Promptly notify the Administrative Agent and each Lender:

(1)     of the occurrence of any Default or Event of Default;

(2) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (ii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(3) of any litigation, investigation or proceeding affecting any Loan Party in which the damages, penalties, fines or other sanctions could reasonably be expected to exceed the Threshold Amount (to the extent not covered by independent third party insurance in the judgment of the Borrower), or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect;

(4)     of the occurrence of any ERISA Event;

(5) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.4 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, unless, in the case of any of the foregoing, the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary.

6.5 Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, the non-maintenance of which could reasonably be expected to have a Material Adverse Effect, except in a transaction permitted by Section 7.04 or 7.05; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.6 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted;
(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.



6.7 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. The Borrower and its Subsidiaries shall maintain self-insurance only (a) to the extent that a prudent corporation of established reputation engaged in the same or similar business and similarly situated would rely on self-insurance, and (b) if such self-insurance is not in respect of any real or personal property owned by the Borrower and its Subsidiaries.

6.8 Compliance with Laws. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

6.9 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Administrative Agent or such Lender, as the case may be, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

6.12 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

6.13 Additional Guarantors. Each entity which becomes a Material Domestic Subsidiary of the Borrower after the Closing Date shall become a Guarantor by executing a guaranty agreement similar in substance and form to the Guaranty.

6.14 Stock. The Stock, as of the Closing Date and all times thereafter, shall constitute not less than 64.935% of the total issued and outstanding common stock of BFCC.


                                ARTICLE 7.

                        NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any L/C Obligation or Clean Bankers' Acceptance shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.1 Liens and Negative Pledge. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:


(1)     Liens pursuant to any Loan Document;

(2) Liens existing on the date hereof and listed on Schedule 7.01 (the "Existing Liens") and any renewals or extensions thereof, provided that the property covered thereby is not increased;

(3) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(4) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(5) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(6) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, public or statutory obligations, surety and appeal bonds, performance bonds, assessments, customs duties and other obligations of a like nature incurred in the ordinary course of business;

(7) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; and

(8) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed.

(9) Liens in respect of capital leases and purchase money Indebtedness permitted under Section 7.03(e).

In addition, the Borrower shall not enter into an agreement with any person whereby Borrower agrees not to create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired.

7.2     Investments.  Make any Investments, except:

(1)     Investments in any Subsidiary;

(2)     Cash, cash equivalents, obligations issued by or guaranteed by the U.S.
Government or   U.S. Government Agency obligations;

(3) Investments with maturities of 90 days or less held in institutions that have a net worth of $100,000,000.00 or more;

(4)     Acquisitions as limited in Section 7.06 of this Agreement;

(5) Prudent extensions of credit in connection with the sale of goods in the ordinary course of business; and

(6) Investments up to an aggregate amount of $1,000,000.00 which are not expressly permitted in Subsections (a), (b), (c), (d) and (e) preceding.

Investments are considered to be unencumbered cash investments of Borrower.


7.3 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(1)     Indebtedness arising out of this Agreement;

(2)     Indebtedness secured by the Existing Liens;

(3) Indebtedness in the form of loans by and between the Borrower and its Subsidiaries;

(4) Indebtedness in respect of current accounts payable or accrued and incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms or contested in good faith pursuant to the provisions of Section 6.04; and

(5) Other Indebtedness not to exceed $500,000.00 outstanding at any one time.

7.4 Fundamental Changes. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(1) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

(2) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary.

7.5 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(1) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(2) Dispositions of inventory and other property in the ordinary course of business;

(3) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, (iii) the property has a book value at the time of sale of less than $100,000.00 per sale and $500,000.00 in the aggregate during any 12 month period, or (iv) the Board of Directors or senior management of the Borrower or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower or such Subsidiary;

(4) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary;

(5) Sale of assets when voluntarily closing a store (or stores) of the Borrower which closing shall not have a Material Adverse Effect on the financial condition of the Borrower.

7.6     Capital Expenditures and Acquisitions.   Make Capital Expenditures and
Acquisitions of more than $22,000,000.00, in the aggregate, during the fiscal year ending February 1, 2003, or more than $30,000,000.00, in the aggregate, during the fiscal year ending January 31, 2004, or more than $35,000,000.00, in the aggregate, during each fiscal year thereafter.


7.7 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(1) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

(2)     the Borrower may declare or pay dividends of capital stock;

(3) the Borrower may declare or pay dividends (any type) to its stockholders at any time as long as such does not exceed, in the aggregate, more than twenty-five percent (25%) of the Borrower's Consolidated Net Income reflected on the most recent annual income statement of the Borrower provided to the Administrative Agent.

7.8     ERISA.  At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect.

7.9 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof.

7.10 Transactions with Affiliates. Enter into any material transaction (including, without limitation, the purchase, sale or exchange of any property or the rendering of any service) with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to Borrower than it would obtain in any other arms' length business transaction; provided that the foregoing restriction shall not apply to transactions between or among the Borrower and any Guarantor or between or among any Guarantors;

7.11 Purchase of the Borrower's Stock. Will not purchase, redeem or otherwise acquire for value, retire or pledge any of its stock of any class except: (a) for the redemption of preferred stock in accordance with the terms of the agreement under which the preferred stock was issued; and
(b) stock purchases not to exceed $5,000,000.00, in the aggregate during any fiscal year of the Borrower, after the Closing Date.

7.12 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.13    Financial Covenants.

(1) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any fiscal year of the Borrower to be less than the sum of (a) $135,000,000.00, (b) an amount equal to 50% of the Consolidated Net Income earned in each Fiscal Quarter ending after February 3, 2001 (with no deduction for a net loss in any such Fiscal Quarter) and (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of the Borrower, including upon any conversion of debt securities of the Borrower into such capital stock.

(2) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter of the Borrower, to be less than 1.15 to 1.00.

(3) Leverage Ratio. Permit the Leverage Ratio, as of the end of any Fiscal Quarter of the Borrower, to be greater than 6.00 to 1.00.


7.14 No Borrowings. Except for Swing Line Loans, the Borrower shall have no outstanding Loans for a period of not less than 30 consecutive days between December 15 of each year and March 31 of the following year (such period herein a "Window"), and if the Borrower fails to designate such 30 day period prior to the March 2 that falls during a particular Window, the Lenders shall be under no obligation to make additional Loans to the Borrower, and the Borrower's failure to comply with the obligations imposed by this Section 7.14 shall constitute an Event of Default.

7.15 No Dilution or Restriction. With regard to the Stock, and regardless of whether an Event of Default has occurred and is continuing, the Borrower will not consent to or approve of the issuance of (a) any additional shares of any class of securities of BFCC (unless immediately upon issuance additional securities become incorporated in the definition of Collateral in the Pledge Agreement to the extent necessary to give Administrative Agent under the terms of this Credit Agreement and the Pledge Agreement a security interest after such issuance in at least the same percentage of BFCC's outstanding securities as Administrative Agent had [or potentially will have] before such issuance),
(b) any instrument convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such securities, or (c) any warrants, options, contracts of other commitments entitling any third party to purchase or otherwise acquire any such securities. In addition, the Borrower will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Stock except as consented to in writing by Administrative Agent.

                                       ARTICLE 8.

                        EVENTS OF DEFAULT AND REMEDIES

8.1     Events of Default.  Any of the following shall constitute an Event of
Default:

(1) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or
(ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or
(iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(2) General Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any Loan Document on its part to be performed except Sections 6.01, 6.02, and 7.13; or

(3) Specific Covenants. The Borrower fails to perform or observe any covenant or agreement contained in Sections 6.01, 6.02, or 7.13 and such failure continues for 15 days after written notice thereof has been given by the Administrative Agent to the Borrower; or

(4) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made; or

(5) Cross-Default. The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded, provided that any applicable notice and opportunity to cure has been provided; or

(6) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator,liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without theapplication or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(7)     Judgments.  There is entered against the Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment that has, or would reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or
(B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(8) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(9) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(10) Change of Control. There occurs any Change of Control with respect to the Borrower.

8.2 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

(1) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions or issue Clean Bankers' Acceptances to be terminated, whereupon such commitments and obligation shall be terminated;

(2) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(3) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);

(4) without advance notice to, or consent by Pledgors, file/record the Financing Statements with the appropriate Governmental Authorities; and

(5) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law including, but not limited to, foreclosure on the Collateral;
provided, however, that upon the occurrence of any event specified in subsection (f) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations and Clean Bankers' Acceptances as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                        ARTICLE 9.

                ADMINISTRATIVE AGENT

9.1     Appointment and Authorization of Administrative Agent.

(1) Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(2) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit and Clean Bankers' Acceptances issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit and Clean Bankers' Acceptances issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.


9.3     Liability of Administrative Agent.  No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

9.4     Reliance by Administrative Agent.

(1) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(2)     For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.



9.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower [and the other Loan Parties]. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

9.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

9.8 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed).
 If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and
 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative
Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.



                        ARTICLE 10.

                      MISCELLANEOUS

        10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

        (1) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

        (2) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (3) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document[, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

        (4) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations and Clean Bankers' Acceptances which is required for the Lenders or any of them to take any action hereunder;

        (5)     change the Pro Rata Share or Voting Percentage of any Lender;

        (6) amend this Section, or any provision herein providing for consent or other action by all the Lenders;

        (7) release any Guarantor from the Guaranty except where the Guarantor shall cease to be a Material Domestic Subsidiary of the Borrower; or

        (8) release Collateral which has a fair market value, in the aggregate, of $500,000.00 or more, except in connection with a permitted Disposition;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any Lender that has failed to fund any portion of the Committed Loans, participations in L/C Obligations and Clean Bankers' Acceptances or participations in Swing Line Loans required to be funded by it hereunder shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.



        10.2    Notices and Other Communications; Facsimile Copies.

        (1) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or [subject to subsection (c) below] electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii)
(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail
(which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to
Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

        (2) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (3) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

        (4) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.


        10.3 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer, or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.



        10.4 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all of its Attorney Costs, and
(b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all of their respective Attorney Costs, provided that the Borrower shall not be obligated to pay or reimburse for Attorney Costs of more than a single law firm unless (a) a conflict among the Lenders necessitates retention of separate counsel, or (b) such single law firm must retain another law firm to assist for the effective representation of the Lenders. The foregoing costs and expenses shall include all search, filing, recording, and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and, after the occurrence of an Event of Default, appraisal charges, the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender.
The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

        10.5 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against:
(a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors;
(b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Credit Extension, the Collateral, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and
(d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

        10.6 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent, the L/C Issuer, or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer, or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent or the L/C Issuer, as applicable, upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, or the L/C Issuer, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        10.7    Successors and Assigns.



        (1) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (2) Any Lender may assign to one or more Eligible Assignees (defined below) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations, Clean Bankers' Acceptances, and Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment assigned to the Eligible Assignee (which for this purpose includes Loans outstanding thereunder subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000.00 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed),
(ii) except in the case of an assignment of the entire outstanding Commitment of an assigning Lender, the aggregate amount of the Commitment of the assigning Lender (which for this purpose includes Loans outstanding thereunder, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent and after giving effect thereto) shall not be less than $5,000,000.00 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (iii) shall not apply to rights in respect ofoutstanding Swing Line Loans, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500.00. Subject toacceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07. 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (3) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans, L/C Obligations and Clean Bankers' Acceptances owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


        (4) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations, Clean Bankers' Acceptances, and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

        (5) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the sale is made with the Borrower's prior written consent such Participant agrees, for the benefit of the Borrower, to comply with Section
10.15 as though it were a Lender.

        6) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (7) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause
(i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

        (8)     As used herein, the following terms have the following meanings:

        "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, in the case of any assignment of a Committed Loan, and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

        "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.


        (9) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon five Business Days' notice to the Borrower, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit and Clean Bankers' Acceptances outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

        (10) Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request an increase in the Aggregate Commitments up to an aggregate of $25,000,000 with the effect of increasing the Committed Loan Facility and the Letter of Credit Facility in pro-rata amounts which reflect the relationship of the Committed Loan Facility and the Letter of Credit Facility on the Closing Date. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond
(which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Aggregate Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Aggregate Commitment. The Administrative Agent shall notify the Borrower and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

        11) If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date of such increase (the "Increase Effective Date"). The Administrative Agent and the Borrower shall promptly notify the Lenders of the final allocation of such increase and the Increase Effective Date. As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Borrower, including a Compliance Certificate demonstrating pro forma compliance with Section 7.13 after giving effect to such increase and
(iii) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article V are true and correct on and as of the Increase Effective Date and no Default or Event of Default exists. The Borrower shall deliver new or amended Committed Loan Notes reflecting the increased Commitment of any Lender holding or requesting a Committed Loan Note. The Administrative Agent shall distribute an amended
Schedule 2.01 (which shall be deemed incorporated into this Agreement), to reflect any changes therein resulting from such increase. The Borrower shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Pro Rata Shares arising from any non-ratable increase in the Aggregate Commitments under this Subsection.


        10.8 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;
(d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        10.9 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

        10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


        10.15 Foreign Lenders. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms
(or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative
Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

        10.16   Removal and Replacement of Lenders.

        (1) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or
(ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.08, it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of termination or assignment (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Acceptance with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.


        (2) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Committed Loans of all Lenders, together with any amounts due under Section
3.05. The Borrower may then request Committed Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

        (3) This Section shall supersede any provision in Section 10.01 to the contrary.

        10.17   Governing Law.

        (1)     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE
AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (2) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER,
THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        10.18 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART
OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        10.19   Time of the Essence.  Time is of the essence of the Loan
Documents.

        10.20   ENTIRE AGREEMENT.   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS
RPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED
BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



        [SIGNATURES OF THE PARTIES BEGIN ON THE FOLLOWING PAGE]



                                THE BOMBAY COMPANY, INC., as the Borrower


                                By:             /S/ELAINE D. CROWLEY
                                Name:           Elaine D. Crowley
                                Title:          Senior Vice President


                                BANK OF AMERICA, N.A., as Administrative Agent


                                By:             /S/SUZANNE M. PAUL
                                Name:           Suzanne M. Paul
                                Title:          Vice President


                                BANK OF AMERICA, N.A., as a Lender


                                By:             /S/STEVEN A. MACKENZIE
                                Name:           Steven A. Mackenzie
                                Title:          Vice President


                                WASHINGTON MUTUAL BANK, FA, as a Lender


                                By:                   /S/RANDY WOODS
                                Name:                 Randy Woods
                                Title:                Vice President


                                BANK OF TEXAS, N.A., as a Lender


                                By:                   /S/ERIC KRAFT
                                Name:                 Eric Kraft
                                Title:           Vice President





REVIEWED AND AGREED as a Guarantor for
the purpose of confirming that the Guaranty applies to this Agreement and the Obligations.

BBA HOLDINGS, INC.

By:       /S/BEVERLY K. STOOKEY
Name:     Beverly K. Stookey
Title:    President





276462.40

                                                                                         SCHEDULE 2.01

                                                        COMMITMENTS
                                                   AND PRO RATA SHARES


Lender                          Commited Loan         Letter of Credit        Aggregate         Pro Rata
                                  Facility                Facility           Commitments          Share

Bank of America, N.A.         $12,000,000.00          $18,000,000.00        $30,000,000.00        60.00%


Washington Mutual Bank,        $4,000,000.00          $ 6,000,000.00        $10,000,000.00        20.00%
FA

Bank of Texas, N.A.            $4,000,000.00          $ 6,000,000.00        $10,000,000.00        20.00%

Total                         $20,000,000.00          $30,000,000.00        $50,000,000.00       100.00%




276462.40


                                                                                            SCHEDULE 2.03

                                                EXISTING L/Cs

TYPE              CURRENT        ISSUER         NUMBER             BENEFICIARY                   EXPIRY
                   AMOUNT                                                                         DATE

Commerical     1,068,691.65        BOA          5128254        King Metal Furniture Co.         9/27/02

Commercial       738,330.05        BOA          5128255         Fook Yik Trading Co.            9/21/02

Commercial       150,816.00        BOA          5128257          Lampcrafters, Inc.             9/21/02

Commercial        40,330.32        BOA          5128260       Vigor Interantional (HK)          9/17/02

Commercial       374,060.92        BOA          5128261       Full House,Avenida DOS J          9/23/02

Commercial       392,809.59        BOA          5128265       Far East Foam Industries          9/23/02

Commercial       360,005.44        BOA          5128268        Newtimes Jones (HK) Ltd.         9/06/02

Commercial       324,870.30        BOA          5128269          Sunup Corporation              9/23/02

Commercial     1,680,394.24        BOA          5128275          Exim International             9/01/02

Commercial     1,828,752.31        BOA          5128276             Sima Furniture              9/23/02

Commercial     2,885,502.01        BOA          5128278     Evergetic Development Com           9/04/02

Commercial       100,000.00        BOA          5128279      Wolf Designs Hong Kong LT          1/05/03

Commercial        27,727.28        BOA          5128280        Greenworks Faux Florals          8/11/02

Commercial       569,087.78        BOA          5128281        Keepwell International LT        8/18/02





Standby        1,891,217.00        BOA          7405433     Liberty Mutual Insurance Co.        6/07/03

Standby           40,000.00        BOA          7405435         Beekman Partners                6/07/03

Standby           26,195.00        BOA          7405585        Florida Power & Light            6/05/03



              12,498,789.89






276462.40


                                                                SCHEDULE 5.06

                                                LITIGATION




                                                    NONE



















276462.40







                                                                  SCHEDULE 5.08

                                                EXISTING LEASES



                                        See Schedule 5.08-A attached


















276462.40



                                                                                        SCHEDULE 5.08-A







                               Lease      Lease      Total
St# Mall Name          Sp#     Exec.      Expire     SqFt            Address                        Owner
160 Southwest         C101   05/22/96    06/30/03   3,000          104 Hwy 35NE           Second Horizon Group L.P.
    Outlet Ctr                                                 Hillsboro, TX  76645

161 San Marcus         745   07/11/96    08/31/03   3,043        3939 I.H.35 South        SanMarcosFactoryStoresLtd
    Factory Store                                              San Marcos, TX 78666

162 N Georgia          875   06/30/98    08/31/03   4,043        800 Highway 4008             CPG Partners, LP
    Outlets                                                    Dawsonville, GA 30534      c/o Chelsea Property Group

163 Vero Beach        A110   09/10/98    11/30/03   3,500       1792 94Th Drive          Prime Outlets At Vero Bch
    Prime                                                     Vero Beach, FL 32966

164 Grove City        1015   09/10/98    11/30/03   3,492       I-79 And Rte 208          Prime Outlets-Grove City
    Prime                                                     Grove City, PA 16127

166 Hagerstown        505    09/10/98    10/31/03   3,450      495 Prime Outlet Blvd.      Prime Outlets-Hagerstown
    Prime                                                       Hagerstown, MD 21740

167 Tannersville       G-6   02/24/99    04/30/04   3,000          1000 Rt. 611              Outletter Associates
                                                               Tannersville, PA 18372

168 Wrentham Outlet    510   02/23/99    04/30/04   4,000     One Premium Outlet Blvd.         CPG Partners, LP
                                                                 Wrentham, MA 02093

169 Castlerock-Prime   217   03/09/99    04/30/04   3,475      5050 Factory Shops Blvd      Castle Rock Factory Shops
                                                                Castlerock, CO 80104              Partnership

170 Williamsburg      D075   03/26/99    05/31/04   3,458       5715 Richmond Rd.         Williamsburg Outlets, L.L.C.
    Outlet                                                    Williamsburg, VA 23188

171 Camarillo          930   04/06/99    05/31/04   3,491        950 Ventura Blvd.          Cheslea CGA Realty Prt LP
    Premium                                                     Camarillo, CA 93010

172 Birch Run-Prime   V011   06/21/99    08/31/04   3,195       12240 S. Beyer Road       Birch Run Outlets, L. L. C.
                                                                Birch Run, MI 48415

173 Clinton Crossing  20-A   08/23/99    11/30/04   3,499    20-A Killingworth Turnpike       CPG Partners, L.P.
                                                                Clinton, CT 06413

174 Carolina Outlet    550   09/15/99    12/31/06   4,100    1025 Industrial Park Drive       CPG Finance I LLC
    Ctr                                                       Smithfield, NC 27577

175 Jeffersonville     180   02/02/00    03/31/05   3,983      8000 Factory Shops Blvd.       Prime Retail, LP
    Outlets                                                    Jeffersonville, OH 43160

176 Folsom Premium    1520   09/08/00    11/30/05   5,005       13000 Folsom Blvd.            Chelsea Financing
    Outlet                                                      Folsom, CA 95630              Partnership, LP

177 Sevierville        405   10/10/00    01/31/06   4,486        1645 Parkway               Tanger Properties, L.P.
    Outlet                                                    Sevierville, TN 37862

178 Factory Stores-   2-1C   09/13/00    11/30/05   3,530        321-2 Nut Tree Rd           CPG Finance II, LLC
    Vacaville                                                   Vacaville, CA 95687

179 Allen Premium      105   01/12/01    02/28/06   5,508        820 W. Stacy Rd.               Chelsea GCA
                                                                 Allen, TX 75013

180 Prime Outlet-      100   02/09/01    03/31/06   4,968    One Factory Shops Blvd.     Carolina Factory Shops LP
    Gaffney                                                    Gaffney, SC 29341           c/o Prime Retail LP

181 Riverhead II-     1513   02/20/01    01/31/07   4,232      1947 Old Country Rd         Tanger Properties, LP
    Tanger                                                     Riverhead, NY 11901

182 Dolphin Mall       158   01/12/01    04/30/11   3,641    11401 NW 12th Street        Dolphin Mall Associates, LP
                                                                Miami, FL 33172

183 Osage Beach        BB2   05/31/01    06/30/06   4,666        4540 Highway 54           New Plan Realty Trust
                                                               Osage Beach, MO 65065

184 Branson Outlet     105   06/21/01    01/31/07   6,000       300 Tanger Blvd.           Tanger Properties, L.P.
                                                               Branson, MO 65616

185 Outlets-           C30   05/03/01    06/30/06   5,003        6415 LaBeaux Ave.        Albertville Factory Outlets,
    Albertville                                                Albertville, MN 55301                LLC

186 Riviera Ctr        R-6   08/20/01    10/31/06   5,391    2601 South McKenzie St.        R.R. Foley, Inc.
                                                                Foley, AL 36535

187 Lighthouse        B190   09/04/01    09/30/06   5,241      601 Wabash Street        F/C Michigan City Development
    Place                                                    Michigan City, IN 46360                LLC

188 Pleasant           A10   08/24/01    10/31/06   4,850         11211 120th Ave           First Horizon Group, L.P.
    Prairie Outlet                                          Pleasant Prairie, WI 53158

189 Commerce II        703   09/28/01    01/31/07   4,000    800 Stevens B. Tanger Blvd.    Tanger Properties L.P.
    Outlet                                                     Commerce, GA 30529

190 Woodbury Common    644   09/27/01    11/30/06   4,464      498 Red Apple Court            CPG Partners, L.P.
                                                             Central Valley, NY 10917

192 Tanger Outlet     625A   12/31/01    01/31/08   5,000    625 Stanley K. Tanger Blvd.     Tanger Properties, LP
   @ Lancaster                                                 Lancaster, PA 17602

193 Leesburg Corner    321   03/14/02    05/31/07   4,000    241 Fort Evans Road NE           CPG Partners, LP
                                                               Leesburg, VA 20176

199 Anaheim Plaza      480   09/13/95    01/31/03   4,965      550 Euclid Street         California State Teachers'
                                                               Anaheim, CA 92801            Retirement System

200 Penn Square       2086   06/08/94    12/31/04   4,000      1901 NW Expressway           Penn Square Mall LP
    Mall                                                      Oklahoma City, OK 73118

201 Northgate Mall     612   06/17/94    10/31/06   4,225       1058 W Club Blvd          Northgate Associates LP
                                                                Durham, NC 27701

202 Eastland Mall     DT-5   09/19/94    12/31/04   4,100       5413 Central Ave        Charlotte Eastland Mall LLC
                                                               Charlotte, NC 28218

203 Lakeforest SC    D-259   01/17/94    01/31/04   4,981        701 Russell Ave           Lakeforest Associates LLC
                                                              Gaithersburg, MD 20877

204 Northpark Mall     822   08/29/94    11/30/04   4,655     1200 E County Line Rd            Northpark, LP
                                                               Ridgeland, MS 39157

205 Hawthorn         UH-11   08/12/94    12/31/04   4,500      616 Hawthorn Center        Hawthorn, LP  c/o Westfield
    Center                                                   Vernon Hills, IL 60061              Corp., Inc.


206 Providence         401   11/23/94    05/31/06   5,000       4101 Roswell Rd           SFERS Real Estate Corp., J.
                                                               Marietta, GA 30062

207 Brandon Town       432   12/03/92    02/28/05   3,808     2615 West Brandon Blvd.       Brandon Shopping Center
    Center                                                       Brandon, FL 33511              Partners, Ltd.


208 Westchester,      3020   09/28/94    03/31/05   3,799        255 Main Street         Fashion Mall Partners , LP
    The                                                       White Plains, NY 10601


209 Springfield         J2   09/22/93     01/01/04  3,298       6691 Springfield Mall         Franconia Two, L.P.
    Mall                                                        Springfield, VA 22150


210 Fox Run Mall       H-5   05/24/94     01/31/05  3,534         Fox Run Mall Road          Fox Run Mall, LLC
                                                                 Newington, NH 03801

211 Falls, The         393   03/14/94     06/30/04  3,329         8888 SW 136th St          The Falls SC Associates
                                                                  Miami, FL 33176

212 Apache Mall        310   04/20/95     01/31/06  3,732           Apache Mall             GGP L.P. - Apache Mall
                                                                 Rochester, MN 55902

213 Seminole Towne     E-7   10/03/94     01/31/06  3,963      200 Towne Center Circle      Seminole Towne Center
    Center                                                         Sanford, FL 32771                  LP


214 Town Center        600    0/06/94     03/31/06  4,565        5000 W. 119th Street        Town Center Plaza LLC
    Plaza                                                         Leawood, KS 66209

215 Solomon Pond     S-118   04/25/96     01/31/06  3,652         601 Donald Lynch Rd      Mayflower Solomon Pond LLC
    Mall                                                          Marlboro, MA 01752

216 Somerset         S236    01/08/96     08/31/06  3,800         2001 W. Big Beaver Rd.        Frankel/Forbes-Cohen
    Collection                                                       Troy, MI 48084

217 Park Meadows     2069    07/12/95     09/30/05  3,904       8505 Park Meadows Center     Rouse-Park Meadows, LLC
                                                                  Littleton, CO 80124

218 Northpoint SC     14     08/02/96     10/31/06  6,139          308 E. Rand Road             Northpoint Shopping
                                                               Arlington Heights,IL 60004            Center


219 Macon Mall       207     11/25/96     02/28/07  2,500        3661 E. Eisenhower Pkwy        Colonial Realty LP
                                                                     Macon, GA 31206

220 Mall Of           1208   12/31/96     12/31/07  2,774         6401 Bluebonnet Blvd.     Mall Of Louisiana Assoc.
    Louisiana                                                      Baton Rouge, LA 70836

221 Carolina Place     A-8   03/06/98     05/31/08  3,602       11025 Carolina Place Pkwy     Carolina Place Joint
                                                                   Pineville, NC 28134               Vent

223 137 Central              10/07/97     02/28/08  4,032         137 Central Avenue             Mr. Burt Model
    Avenue                                                        Westfield, NJ 07090

224 La Plaza Mall     F15A   07/29/98     09/30/08    4,897        2200 South 10th Street        Simon Property Group
                                                                     McAllen, TX 78503                  TX LP

225 Parkway Plaza    1R017   06/26/98     12/31/08    3,342        415 Parkway Plaza Sp.          Parkway Plaza LLC
    SC                                                              El Cajon, CA 92020

226 81st & Columbus          03/01/98     01/31/13    6,000        441 Columbus Avenue           Seiden & Schein PC
                                                                    New York, NY 10028

227 Mall At Barnes     220   07/27/98     12/31/08    2,655      1001 Barnes Crossing Rd      TUP130 Company, LP
   Crossing                                                          Tupelo, MS 38801

228 Glenbrook Square   E1A   08/28/98     10/31/08    4,259        4201 Coldwater Rd.        Lake County Trust Company
                                                                  Ft. Wayne, IN 46805

229 Utica Square SC          08/16/98     01/31/09    2,800         1722 Utica Square          Utica Square SC, Inc.
                                                                    Tulsa, OK 74114

230 87th & 3rd Ave.          09/01/98     08/31/13    4,877        1542 Third Avenue         Gotham 86Th St. Assoc, LP
                                                                   New York, NY 10028

231 Southlake Town     190   03/13/98     03/31/09    4,131     Southlake Blvd. (FM1709)     Southlake Venture West LP
    Square                                                        Southlake, TX 76092

232 MacArthur Center   216   01/21/98     01/31/09    3,281        300 Monticello Avenue      Taubman-Macarthur Assoc
                                                                     Norfolk, VA 23510              Partnership

233 Citrus Park TC     280   08/31/98     02/28/09    3,773         8081 Citrus Park TC        Citrus Park Venture LP
                                                                      Tampa, FL 33625

234 Lakeline Mall      M10   01/29/99     01/31/10    3,042      11200 Lakeline Mall Dr.       Simon Property Group
                                                                     Austin, TX 78613

235 Dulles Town        170   01/22/99     04/30/09    3,470       21100 Dulles Town Circle       Lerner Corporation
    Center                                                           Dulles, VA 20166

236 Broadway Square    B13   02/12/99     01/31/10    3,325        4601 S. Broadway            Simon Property Group
    Mall                                                            Tyler, TX 75703


237 Mall Of Georgia   1031   03/11/99    08/31/09     3,500         3333 Buford Dr.             Mall Of Georgia, LLC
                                                                  Buford, GA 30519

238 Florida Mall      1174   08/12/99    01/31/10     3,514       8001 S. Orange Blossom       Florida Mall Associates
                                                                   Orlando, FL  32809

239 Rivertown         1190   07/13/99    01/31/10     2,594       3700 Rivertown Parkway        GGP - Grandville LLC
    Crossing                                                       Grandville, MI 49418

240 Huebner Oaks R1    627   09/01/99    10/29/09     4,500        11745 I-10                Gateway Hillside, Inc.
                                                                San Antonio, TX 78230

241 Highland Park            02/23/00    04/30/10     4,000         4234 Oak Lawn          Corrigan Properties, Inc
    (Shops at)                                                    Highland, TX 75205

242 Stonebriar        1154   02/22/00    07/31/11     3,247       1154 Stonebriar Centre      Heitman Properties Ltd.
    Centre                                                         Frisco, TX 75034

243 FlatIron          2276   06/23/00    01/31/11     3,500     #1 West Flatiron Circle       Flatiron Holdin, LLC
    Crossing                                                     Broomfield, CO 80021

244 Galleria at        152   01/25/00    08/31/10     3,550     1151 Galleria Boulevard       Urban Rosedale, LLC
    Roseville                                                     Roseville, CA 95678

245 Deer Park Town     240   06/03/99    01/31/11     3,630      Village of Deer Park      DDRC P&M Deer Park Town
    Center                                                        Deer Park, IL 60010              Center LL

246 Pentagon Row        B1   09/08/00    09/30/11     3,532      1101 South Joyce St.         Street Retail, Inc.
                                                                 Arlington, VA 22202

247 Avenue Peachtree   600   11/27/00    03/31/11     4,504        224 City Circle           CP Venture Three LLC
    City                                                        Peachtree City, GA 30269

248 Independence      1048   01/11/01    01/31/11     3,300        3500 Oleander Dr.            Independence Mall
    Mall                                                         Wilmington, NC 28403               Assoc. LP

249 Cape Cod Mall    S182A   02/19/01    04/30/11     3,606       769 Iyannough Road         Simon Property Group
                                                                  Hyannis, MA 02601

250 Boise Towne       1164   11/08/00    10/31/11     3,257       350 N. Milwaukee              Price Financing
    Square                                                        Boise, ID 83788               Partnership, LP

251 Village Shoppes    602   04/12/01    12/31/11     5,025       95 Washington Street       The Flatley Company
                                                                   Canton, MA 02021

252 International      142   01/10/01    01/31/11     3,781     2223 N. West Shore Blvd.       Tampa Westshore
    Plaza                                                           Tampa, FL 33607            Associates, L.P.

253 Wellington Green   259   01/10/01    01/31/11     3,500     10300 Forest Hill Blvd.    TJ Palm Beach Associates,
                                                                West Palm Beach, FL 33401      Ltd. Partnership

254 Paseo Colorado    101A   06/21/01    09/30/11     4,400       340 E. Colorado Blvd.        H-CHH Associates
                                                                    Pasadena, CA 91101

255 Premier Center           03/26/01    10/31/11     5,000      Hwy 190 & St. Joseph St.    Premier Centre, L.L.C.
                                                                  Mandeville, LA 70448

256 Tice's Corner       18   07/13/01    11/30/11     7,280      439 Chestnut Ridge Rd.     Heller-Woodcliff Lake LLC
                                                                Woodcliff Lake, NJ 07677

257 Chandler F.C.     1204   06/27/01    01/31/12     3,401     3499 West Chandler Blvd.       TWC-Chandler, LLC
                                                                  Chandler, AZ 85226

258 Polaris Fashion   1082   08/13/01    10/31/11     3,766        1500 Polaris Pkwy.          Polaris Mall, LLC
    Place                                                          Columbus, OH 43240

259 Aspen Grove        528   02/13/01    01/31/12     4,962      7301 S. Santa Fe Drive       Aspen Grove Lifestyle
                                                                  Littleton, CO 80120           Center Prop. LLC

260 Gateway (The)     1072   07/09/01    10/31/11     4,535        16 North Rio Grande       Gateway Associates, LTD
                                                                 Salt Lake City, UT 84103

261 Summit             C12   08/31/01    01/31/12     4,596      4274 Summit Plaza Drive    Louisville Retail Co, LLC
    @ Louisville                                                  Louisville, KY 40241

263 Alpha Parkway            01/17/02    01/31/12     9,133       13710 Dallas Parkway        Galleria Plaza Ltd.
      Plaza                                                         Dallas, TX 75240

264 Streets @         1140   06/01/01    01/31/12     3,444      6910 Fayetteville Road       Southpoint Mall, LLC
    Southpoint(The)                                                Durham, NC 27713

265 Dogwood Festival    G4   02/19/02    01/31/13     4,500         106 Dogwood Blvd.        Dogwood Festival, LLC
     Market                                                         Flowood, MS 39232

340 Foch St.                 05/24/96    08/31/04    35,200        931 Foch Street              Foch Street, LP
    Warehouse                                                     Fort Worth, TX 76107

366 WestCoast RM       200   03/22/99    04/30/05     1,100     240 Newport Center Drive     Bowie-Burnham Properties
    Office                                                       Newport Beach, CA 92660               LP

401 Esplanade,The      322   01/12/93    05/31/03     4,047       1401 W Esplanade Ave          The Esplanade
                                                                    Kenner, LA 70065

402 Acadiana Mall     B126   03/12/98    12/31/08     3,660          5725 Johnson St          Lafayette Associates
                                                                   Lafayette, LA 70503

403 Stoneridge        C210   01/21/98    01/31/08     3,978      2225 Stoneridge Mall Rd     Security Trust Company
                                                                  Pleasanton, CA 94588

404 Sun Valley        D205   12/30/87    01/31/05     1,545       452 Sunvalley Mall Rd    Trust Svcs Of America,Inc
                                                                   Concord, CA 94520

406 Woodland Mall     G114   01/21/98    01/31/08     2,561        3195 28Th Street SE             Woodland
                                                                  Grand Rapids, MI 49512

407 Oglethorpe Mall      6   12/21/87    01/31/04     4,087          7804 Abercorn St          GGP Ivanhoe II, Inc.
                                                                    Savannah, GA 31406

409 Valley Fair       A-91   09/01/00    01/31/11     4,316      2855 Stevens Creek Blvd          VF Mall LLC
                                                                  Santa Clara, CA 95050

410 Chesterfield     CL356   08/26/92    01/31/04     4,017       122 Chesterfield Mall       WEA Chesterfield LLC.
    Mall                                                         Chesterfield, MO 63017

412 St. Louis         1464   12/27/93    03/31/04     4,066      1464 St Louis Galleria        Hycel Partners I LP
     Galleria                                                      St Louis, MO 63117

414 Burlington        2044   04/01/93    07/31/03     4,079     Rt 128 & Middlesex Tpke      Bellwether Prop Of Mass.
     Mall                                                         Burlington, MA 01803

415 Oak Park Mall      138   08/11/93    01/31/04     3,834        11731 W 95Th Street       Oak Park Investment LP
                                                                Overland Park, KS 66214

417 Town And          1H01   07/09/92    12/31/02     3,803         800 W Belt North          Gen Growth Mgmt, Inc.
    Country Center                                                  Houston, TX 77024

421 Willow Lawn SC     237   02/03/87    05/31/04     3,762         108 North Mall               Federal Realty
                                                                  Richmond, VA 23230

423 Hanes Mall        1112   04/08/94    01/31/05     4,210         560 Hanes Mall            Winston-Salem Jt Venture
                                                                 Winston-Salem, NC 27103

424 Oxmoor Ctr          E9   01/26/94    01/31/05     4,194        7900 Shelbyville Rd          Oxmoor Center
                                                                  Louisville, KY 40222

425 Stratford          H-8   10/07/93    12/31/03     4,044       152 Stratford Square      LaSalle National Trust NA
     Square                                                      Bloomingdale, IL 60108

427 Madison Square     96    08/27/93    10/31/03     3,393        5901 University Dr           Madison Manhattan
    Mall                                                          Huntsville, AL 35806            Village, L.P.

428 Saddle Creek       34    09/04/86    07/31/03     3,446        7615 W Farmington        Saddle Creek Shpg Ctr LLC
     SC                                                           Germantown, TN 38138

429 Charleston TC     2109   05/07/93    09/30/03     3,401    Charleston Town Ctr, #2109     Charleston Town Ctr LP
                                                                  Charleston, WV 25389

430 Lynnhaven Mall    E-12   03/05/93    01/31/04     3,944       701 Lynnhaven Prkwy       Knickerbocker Properties
                                                                Virginia Beach, VA 23452

431 Treasure Coast           05/23/94    07/31/04     4,596      3040 NW Federal Hwy          Simon DeBartolo Group
    Square                                                      Jensen Beach, FL 34957

432 West Town Mall    1118   01/13/94    03/31/04     4,200       7600 Kingston Pike          Simon DeBartolo Group
                                                                 Knoxville, TN 37919

433 York Galleria     227C   03/23/94    05/31/04     4,078         York Galleria           CBL & Assoc. Mgmt, Inc.
                                                                    York, PA 17402

434 River Oaks        C-21   12/10/93    02/28/05     4,000        15900 Torrence           Simon DeBartolo Group
    Center                                                      Calumet City, IL 60409

435 Valley View      UD175   08/05/98    12/31/09     2,450     4802 Valley View Blvd       Valley View Assoc Ltd
    Mall                                                          Roanoke, VA 24012

437 Crabtree           245   08/06/92    09/30/02     3,439      4325 Glenwood Ave           Plaza Associates Inc
    Valley                                                       Raleigh, NC 27612

444 Fayette Mall      E508   08/24/93    01/31/04     3,803    3413 Nicholasville Rd       Lexington Joint Venture
                                                                 Lexington, KY 40503

445 Chesterfield       512   01/13/00    02/28/10     2,396   11500 Midlothian Turnpike     Chesterfield Mall Assoc.
    Town Ctr                                                     Richmond, VA 23235

446 Parks At          1118   01/26/88    02/28/03     3,612      3811 S Cooper Ave          The Parks At Arlington
    Arlington                                                   Arlington, TX 76015

447 Fashion Place    H-28B   06/07/94    01/31/05     5,250      6191 S. State 6151           Rouse Prop Mgmt Inc.
    Mall                                                          Murray, UT 84107

448 Northeast                10/13/00    11/30/05     5,000     6039 Precinct Line Rd       Northeast Crossing, LP
      Crossing                                                 N.Richland Hills,TX 76180

450 River Oaks,        G05   08/20/80    03/31/03     3,910       1976 West Gray            Weingarten RealtyInvestrs
     Houston                                                     Houston, TX 77019


452 West Oaks          301   03/01/94    05/31/04     4,376      1000 West Oaks Mall           West Oaks Associates,
    Mall                                                          Houston, TX 77082                    Ltd.


456 Mall At           B-12   12/03/98    02/28/09     2,328     24 Shelter Cove Lane        Pacific Mutual Life Ins
    Shelter Cove                                                Hilton Head, SC 29982

460 Chicago Ridge      G-7   04/20/94    06/30/04     3,750     351 Chicago Ridge Mall     Chicago Ridge 035 Prtnrs,
     Mall                                                      Chicago Ridge, IL 60415

461 Manhattan         E-18   05/03/94    06/30/04     4,650      3200 Sepulveda Blvd.        Manhattan Village, LLC
     Village                                                   Manhattan Beach, CA 90266

462 Echelon Mall       192   03/15/88    04/30/04     4,000       Echelon Mall                   Echelon Mall, Inc
                                                                Voorhees, NJ 08043

463 Village-Corte            05/09/88    06/30/01     1,545      1738 Redwood Hwy            Macerich Corte Madera LP
    Madera                                                     Corte Madera, CA 94925

465 Cortana Mall       D10   08/31/00    11/30/10     2,758      9401 Cortana Place           Flor-line Associates
                                                                Baton Rouge, LA 70815

466 Keystone                 01/31/88    04/30/03     3,567     8701 Keystone Crossing         SDG Fashion Mall, LP
    Crossing                                                    Indianapolis, IN 46240

467 One Pacific        16B   06/05/98    08/31/08     3,515        10333 Pacific St         Institutional Prop Mgrs
     Place                                                         Omaha, NE 68114

470 NewPark Mall      2019   04/22/94    09/30/04     4,200           NewPark Mall            NewPark Associates
                                                                   Newark, CA 94560

471 Spring Hill       1038   04/22/94    12/31/04     4,158         1038 Spring Hill           Spring Hill Mall
     Mall                                                         West Dundee, IL 60118

473 Lakeside Mall       41   04/20/00    06/30/10     2,288    3301 Veterans Memorial         Greater Lakeside
                                                                  Metairie, LA 70002             Corporation

475 Burlingame               06/24/88    08/31/06     1,950     1223-1225 Burlingame Ave          Paul A Ohm
      Avenue                                                      Burlingame, CA 94010

476 Hamilton Mall      111   06/12/87    03/31/10     1,860      100 Black Horse Pike         Hamilton Associates
                                                                Mays Landing, NJ 08330

477 Concord Mall       480   08/25/92    12/31/02     4,200       4737 Concord Pike          Concord Mall LLC
                                                                 Wilmington, DE 19803

478 Plymouth          1150   06/17/98    08/31/08     3,250    1150 Plymouth Meeting Mall     Plymouth Meeting Mall,
     Meeting Mall                                              Plymouth Meeting, PA 19462               Inc.

479 Springfield        UL4   08/30/94    10/27/04     4,125      1250 Baltimore Pike         Springfield Associates
    Mall                                                        Springfield, PA 19064

481 Citadel Mall      E752   03/25/94    01/31/05     3,867    2070 Sam Rittenberg Blvd      Charleston Joint Venture
                                                                 Charleston, SC 39407

483 Willow Grove      2018   03/17/93    06/30/03     3,115       2500 Moreland Rd              Willow Grove Assoc
    Park                                                        Willow Grove, PA 19090

485 Quaker Bridge            05/08/92    07/31/02     3,440       236 Quaker Bridge             Lawrence Associates
    Mall                                                       Lawrenceville, NJ 08648

486 Woodlands         1066   12/28/93    09/30/04     3,932    1201 Lake Woodlands Dr      The Woodlands Mall Assoc
     Mall, The                                                 The Woodlands, TX 77380

487 Monroeville        129   02/25/94    06/30/04     4,200     Monroeville Mall #129        Shopping Center Managemnt
    Mall                                                        Monroeville, PA 15146

488 South Hills        232   05/05/94    09/30/04     4,100    238 South Hills Village       Simon DeBartolo Group
    Village                                                      Pittsburgh, PA 15241

489 Annapolis           86   11/29/93    01/31/05     3,999     1550 Annapolis Mall        Centermark Management Co
     Mall                                                       Annapolis, MD 21401

491 Fair Oaks         G239   01/10/01    01/31/11     4,334       11720 Fair Oaks           Fairfax Associates
     Mall                                                        Fairfax, VA 22033

494 Marley Station    E144  10/26/93    01/31/04     3,999    7900 Governor Ritchie Hwy            TKL-East
                                                                 Glen Burnie, MD 21061

495 Columbia          2080   05/25/94    08/31/04     4,254  10300 Little Patuxent Pkwy        Columbia Mall, Inc.
     The Mall in                                                  Columbia, MD 21044

496 White Marsh       1041   12/11/91    04/30/06     2,976     8200 Perry Hall Blvd        White Marsh Mall, Inc.
     Mall                                                        Baltimore, MD 21236

497 Towson Town       C380   01/15/90    10/31/01     2,000     825 Dulaney Valley Rd      Rouse Property Mgt, Inc.
     Ctr                                                          Towson, MD 21204

498 Owings Mills      2138   05/01/97    06/30/07     2,700      10300 Mill Run Circle         Owings Mills LP
                                                                Owings Mills, MD 21117

499 Tysons Corner     G5AU   09/28/98    01/31/09     3,779      1961 Chainbridge Rd       Institutional Prop Mgrs
    Center                                                        McLean, VA 22102

500 Short Hills       B227   01/10/00    01/31/12     2,731       RT 24 & JFK Pkwy           Short Hills Associates
     Mall                                                       Short Hills, NJ 07078


501 Riverside                09/04/91    01/31/12     3,504     212 Riverside Square          Riverside Partners LP
    Square                                                       Hackensack, NJ 07601

503 Bridgewater      TP275   06/20/93    11/30/03     3,877       400 Commons Way             Bridgewater Commons
      Commons                                                   Bridgewater, NJ 08807                Mall

505 Smith Haven       F-2A   05/26/98    01/31/06     3,510        Rts. 23 & 347               Smith Haven Assoc.,
     Mall                                                       Lake Grove, NY 11755                  LLC

506 Staten Island      201   03/25/97    04/30/07     3,296       2655 Richmond Ave            Rouse SI SC, Inc.
       Mall                                                    Staten Island, NY 10314

507 Garden City              08/08/88    11/30/03     4,180        64 Hillside Rd            Gateway Woodside, Inc.
      Ctr                                                        Cranston, RI 02920

508 Southcenter       C320   02/01/00    01/31/07     1,879      929 Southcenter Mall         WEA Southcenter LLC
      Mall                                                        Seattle, WA 98188

510 Stamford Town     G104   07/11/89    01/31/05     1,822    100 Greyrock Place #G104      Rich-Taubman Associates
    Center                                                        Stamford, CT 06901

511 Woodbridge         249   05/27/98    07/31/08     3,306      250 Woodbridge Ctr           Woodbridge Center, Inc.
      Center                                                    Woodbridge, NJ 07095

514 Wheaton Plaza      H-2   08/12/88    01/31/03     1,746      11160 Viers Mill Rd          Wheaton Plaza Shpg Ct
                                                                 Wheaton, MD 20902                     LLP

515 Crystal Mall      P216   09/08/93    01/31/04     4,190      850 Hartford Turnpike         Crystal Mall Assoc LP
                                                                 Waterford, CT 06385

516 Pheasant Lane    E-259   09/09/93    01/31/04     3,672     310 Daniel Webster Hwy      Pheasant Lane Associates
     Mall                                                         Nashua, NH 03060

518 Southern Park      841   08/23/99    03/31/10     3,500        7401 Market St           Simon Property Group Inc.
      Mall                                                       Youngstown, OH 44512

519 North Star         464   08/14/97    01/31/08     3,617       724 North Star Mall           North Star Mall JV
     Mall                                                        San Antonio, TX 78216

521 Richland Fashion  1094   08/25/88    09/30/02     3,556         3400 Forest Dr           Richland Fashion Mall LP
     Mall                                                         Columbia, SC 29204

522 Pacific Heights          08/08/88    12/31/03     2,250        2135 Union Street                ABC Union
                                                                 San Francisco, CA 94123

524 South Coast        102   02/13/01    01/31/12     4,591         3333 Bristol St.          South Coast Plaza Mgmt
     Plaza                                                        Costa Mesa, CA 92626

526 Northland Mall     D33   05/05/94    01/31/05     5,000      1711 Northland Mallway      c/o CIGNA Investments, Inc.
                                                                  Columbus, OH 43229

527 Park Plaza Mall   3146   11/24/92    01/31/06     4,560        6000 W Markham            Marathon US Realties, Inc
                                                                 Little Rock, AR 72205

528 Eastview Mall      144   07/31/95    10/31/05     3,651     7979 Pittsford-VictorRd.        Great Eastern Mall
                                                                   Victor, NY 14564

530 Great Northern     516   01/03/94    07/31/04     4,859     5024 Great Northern Mall          WEA Grat Northern
      Mall                                                         N. Olmsted, OH 44070               Mall, LLC

531 Beachwood Place    255   05/25/94    08/31/04     3,884        26300 Cedar Rd                Beachwood Place LP
                                                                  Beachwood, OH 44122

533 Tri-County Mall  A-206   06/03/94    08/31/04     4,367       11700 Princeton Pike            Tri-County Mall
                                                                   Cincinnati, OH 45246

535 Dayton Mall        322   08/18/93    12/31/03     4,167    2700  Miamisburg/Centervlle         JMB Group Trust I
                                                                      Dayton, OH 45459

537 Walden Galleria   D117   07/15/93    09/16/03     3,479        1 Walden Galleria               Pyramid Company Of
                                                                    Buffalo, NY 14225                   Buffalo

541 Grove At          S-10   05/27/88    04/30/10     3,100        601 Route 35 # S-07            Rte 35 Shrewsbury LP
      Shrewsbury                                                  Shrewsbury, NJ 07701

542 Rosedale Ctr       405   12/12/88    01/31/03     1,617         Hwy 36 & Fairview               Equitable Life
                                                                    Rosedale, MN 55113                 Assur Soc

543 Del Monte SC     37444   02/07/89    01/31/04     2,450          700 Del Monte Ctr            Del Monte Regnl Mall
                                                                     Monterey, CA 93940

544 Northridge FC      202   05/26/95    07/31/05     4,050          9301 Tampa Ave            GGP L.P./Northridge Mall
                                                                   Northridge, CA 91324

545 Southlake Mall   DL416   01/26/01    01/31/12     3,860        2281 Southlake Mall            WEA Southlake LLC
                                                                  Merrillville, IN 46410

549 Augusta Mall      2020   01/27/98    04/30/08     3,266        3450 Wrightsboro Hwy        Augusta Mall Partnership
                                                                     Augusta, GA 30909

552 Santa Monica       182   05/10/94    06/30/04     3,967        182 Santa Monica Place      Santa Monica Place Assoc
     Place                                                         Santa Monica, CA 90401

553 Town Center At    2302   01/11/93    06/30/03     4,570       400 Ernest Barrett Pkwy        Cobb Place Associates,
     Cobb                                                           Kennesaw, GA 30144                    LP

554 Gwinnett Place    1210   12/28/93    03/31/04     3,535       2100 Pleasant Hill Rd        Gwinnett Place Assoc LP
                                                                    Duluth, GA 30136

555 Perimeter Mall    2420   03/19/97    04/30/07     4,638      4400 Ashford Dunwoody Rd       Perimeter Mall, Inc.
                                                                     Atlanta, GA 30346

556 Northlake Mall    1048   02/23/93    04/30/03     4,621         4800 Briarcliff Rd            Bellwether Prop Of
                                                                     Atlanta, GA 30345                GA, LP

557 Brookwood           42   01/29/01    01/31/12     4,860        623 Brookwood Village          Brookwood Mall Mgmt
      Village                                                       Birmingham, AL 35209                 Office

558 Riverchase         270   08/06/85    12/31/04     3,581       2000 Riverchase Galleria        Hoover Mall Limited
     Galleria                                                        Birmingham, AL 35244                 LP

559 Shannon           4001   10/20/93    12/31/03     4,871        501 Shannon South Park       Shannon Southpark Mall
      Southpark                                                    Union City, GA 30291

560 Paradise           H-6   05/09/94    12/31/04     3,887       4568 East Cactus Road        Westday Associates LP
     Valley Mall                                                    Phoenix, AZ 95032

563 Kenwood Towne     R-41   03/31/89    08/31/09     2,823         7875 Montgomery Rd         Urban Retail Prop. Co.
     Center                                                        Cincinnati, OH 45236

565 Mall At Green     2132   06/03/91    01/31/03     1,699       2126 Abbott Martin Rd        Green Hills Assoc C/O
     Hills                                                         Nashville, TN 37215

567 Knoxville Center  T-15   12/09/94    01/31/06     4,031       3034-B Mall Road North      East Towne Mall Company
                                                                    Knoxville, TN 37924

569 Garden State      1114   01/27/98    01/31/09     3,556           Rts 4 & 17                   Westland Garden St
       Plaza                                                       Paramus, NJ 07652                   Plaza LP

570 Regency Square     590   04/19/93    06/30/03     4,210     9501 Arlington Expressway      GGP Limited Partnership
     Mall                                                         Jacksonville, FL 32225

571 Orange Park       1075   09/08/94    11/30/04     4,000         1910 Wells Rd                   Orland, L.P.
      Mall                                                       Orange Park, FL 32073

573 Bel Air Mall       12A   08/18/87    06/30/07     2,125        3260 Bel Air Mall           Colonial Realty L.P.
                                                                   Mobile, AL 36606

574 Eastdale Mall      A10   04/10/98    07/31/08     3,534    US Hwy 80 &  Eastern Bypass        Eastdale Mall TIC
                                                                   Montgomery, AL 36117

575 Brunswick          428   05/23/94    07/31/04     3,855         755 NJ State Hwy 18       Simon DeBartolo Group
      Square SC                                                  East Brunswick, NJ 08816

577 University Town  HI-18   02/23/93    05/31/03     4,056       4545 La Jolla Village      University Town Ctr Mall
      Center                                                        San Diego, CA 92122

578 Oak Court Mall     142   05/05/94    07/31/04     4,581          4465 Poplar Ave            Simon DeBartolo Group
                                                                    Memphis, TN 38117

579 LaCumbre Plaza    F-20   01/01/88    01/31/03     1,300            120 S Hope               La Cumbre Associates
                                                                  Santa Barbara, CA 93105

580 Twelve Oaks        217   02/15/93    01/31/11     4,341           27500 Novi Rd            Twelve Oaks Mall LP
      Mall                                                            Novi, MI 48377

581 Fairlane Town     H310   03/28/94    01/31/04     4,004       18900 Fairlane Town Ctr       Fairlane Town Center
     Center                                                         Dearborn, MI 48126

585 Oaks-California    P-7   01/31/94    06/30/04     3,686          560 W Hillcrest              The Oaks SC LP
                                                                  Thousand Oaks, CA 91320

587 Natick Mall       2164   01/17/94    12/31/04     4,129          1245 Worcester St.             Natick Mall
                                                                     Natick, MA 01760

588 Haywood Mall      1025   05/21/93    08/31/03     3,700          700 Haywood Rd            Simon Property Group
                                                                  Greenville, SC 29607                  LP

589 Fox Valley       E-15A   08/31/01    01/31/12     4,103       2180 Fox Valley Center        Fox Valley Mall LLC
     Center                                                          Aurora, IL 60504        c/o Westfield Corp.,Inc.

591 Randhurst Mall    2435   07/13/94    12/31/04     4,221          999 Elmhurst Rd          Urban Retail Properties
                                                                   Mt. Prospect, IL 60056               Co.

592 Woodfield Mall   E-317   03/30/92    06/30/02     3,207          Woodfield Mall            Woodfield Associates
                                                                   Schaumberg, IL 60173

595 Collin Creek      2116   04/28/94    08/31/04     3,559        811 N. Central Expy        Collin Creek Mall, LP
      Mall                                                           Plano, TX 75075

598 Brookfield         A80   04/02/98    01/31/09     3,200         95 N Moreland Rd          Brookfield Square JV
      Square                                                      Brookfield, WI 53005

600 Crossroads Plaza   1B1   07/31/91    12/31/02     1,460          50 South Main            Crossroads Plaza Assoc
                                                                 Salt Lake City, UT 43221

601 Lane Avenue SC    1667   06/04/91    01/31/03     1,870         1667 W.Lane Ave.          Standard Management Co.
                                                                Upper Arlington, OH 43221

603 Countryside      1017A   01/12/99    01/31/10     3,176         27001 US Hwy 19N             Countryside Mall
     Mall                                                          Clearwater, FL 34621

605 Wheaton Town       371   01/07/92    02/28/02     1,924          371 Town Square            Town Square Wheaton
     Square                                                          Wheaton, IL 60187

606 Mall St.Vincent  30-02   04/11/94    05/31/04     4,187        1133 St. Vincent Ave          Mall St. Vincent
                                                                   Shreveport, LA 71104

607 Avenues           1230   03/16/94    06/30/04     4,172        10300 Southside Ave.        Simon DeBartolo Group
    (Mall of The)                                                 Jacksonville, FL 32256

608 Galleria At       FU11   03/26/01    06/30/11     3,092       2132 Galleria at Tyler             OTR
     Tyler, The                                                     Riverside, CA 92503

609 Sarasota Square      1   05/08/94    07/31/04     4,432       8201 S. Tamiami Trail         Coyote Sarasota Mall,
                                                                    Sarasota, FL 34238                  LLC

610 Baybrook Mall     2439   08/10/01    01/31/12     3,734         1106 Baybrook Mall            Baybrook Mall LP
                                                                   Friendswood, TX 77546

611 Hickory Hollow    2053   09/01/94    10/31/04     2,965      5252 Hickory Hollow Mall    CBL & Assoc. Mgmt, Inc.
     Mall                                                           Antioch, TN 37013

612 West Shore         309   04/08/93    06/30/03     3,596         277 West Shore Plaza    General Growth Mgmt, Inc.
       Plaza                                                           Tampa, FL 33609

613 Los Cerritos       502   09/10/91    01/31/03     1,542        502 Los Cerritos Ctr       Macerich Cerritos, LLC
     Center                                                         Cerritos, CA 90701

614 Westgate Mall     C336   05/05/94    01/31/05     4,120         3211 Westgate Mall         Westgate Joint Venture
                                                                  Fairview Park, OH 44126

616 Flat Iron                09/30/91    11/30/06     5,000           900 Broadway           20th Street Property Assn
                                                                   New York, NY 10003

617 Barton Creek      R14A   07/25/94    01/31/05     3,847    2901 Capital Of Texas Hwy        Simon Property Group
     Square                                                          Austin, TX 78746                  TX, LP

618 Silver City      B-204   01/06/92    01/31/04     1,869      2 Galleria Mall Drive        Silver City Galleria Grp
     Galleria                                                      Taunton, MA 02718

619 Glendale          HU22   04/10/00    05/31/10     2,861       2172 Glendale Galleria      Glendale Assocites, Ltd.
     Galleria                                                      Glendale, CA 91210

620 Fashion Valley   F-307   06/09/97    11/30/07     2,727        307 Fashion Valley       Fashion Valley Mall, LLC
     Shopping Ctr                                                  San Diego, CA 92108

621 Cumberland Mall    123   09/21/94    12/31/04     3,532       1132 Cumberland Mall      GGP L.P.-Cumberland Mall
                                                                    Atlanta, GA 30339

622 Lehigh Valley            09/07/93    10/31/03     4,654        278 Lehigh Valley Mall        Kravco Company
      Mall                                                          Whitehall, PA 18052

623 Rivergate Mall    1130   09/01/94    10/31/04     3,500        1000 Two Mile Parkway      CBL & Assoc. Mgmt, Inc.
                                                                 Goodlettsville, TN 37072

624 Quail Springs      247   04/28/92    01/31/03     1,870        2501 W Memorial Rd           OKLAHOMA MALL L.L.C.
     Mall                                                        Oklahoma City, OK 73134

626 Willowbrook       1112   08/25/94    12/31/04     5,478       1112 Willowbrook Mall         GGP-Willowbrook, L.P.
     Mall                                                           Houston, TX 77070

628 White Flint              05/22/92    07/23/02     1,686        11301 Rockville Pike       White Flint Ltd Prtnrshp
     Mall                                                         N. Bethesda, MD 20895

629 Fashion Fair             07/23/92    10/30/02     3,240         621 East Shaw Ave        MCA Fresno Associates, LP
                                                                     Fresno, CA 93710

630 Woodland Hills     237   05/08/92    12/31/02     2,164         7021 S. Memorial Dr      Woodland Hills Mall LLC
     Mall                                                             Tulsa, OK 74133

631 Tucson Mall        275   04/21/92    08/31/02     1,709         4500 N Oracle Rd           GGP-Tucson Mall L.L.C.
                                                                    Tucson, AZ 85705

632 Meadows, The       221   06/15/92    01/31/10     3,858         4300 Meadows Lane           GGP Ivanhoe II, Inc.
                                                                   Las Vegas, NV 89107

633 Montgomery Mall    F-8   06/10/92    05/31/02     2,729         132 Montgomery Mall        Montgomeryville Assoc
                                                                   North Wales, PA 19454

634 Peachtree Mall      39   06/24/92    12/31/02     2,015       3131 Manchester Exprsy     State of CA Public Employ
                                                                     Columbus, GA 31909

636 South Plains       C-8   04/27/92    12/31/02     1,742           6002 Slide Road         Macerich Lubbock L.P.
     Mall                                                            Lubbock, TX 79414

637 Padre Staples    B1050   05/26/92    12/31/02     1,736        5488 S Padre Island Dr    Roy M Smith/WM Bevly dba
     Mall                                                         Corpus Christi, TX 78411

638 Edison Mall       1705   09/01/94    11/30/04     3,787         4125 Cleveland Ave        Simon DeBartolo Group
                                                                   Fort Myers, FL 33907

639 Boulevard Mall    390A   04/28/00    06/30/10     4,105         3556 Maryland Prkwy      GGP L.P./Boulevard Mall
                                                                    Las Vegas, NV 89109

640 Media City         226   07/06/92    09/30/02     3,566         201 E Magnolia Blvd     Center Trust Retail Prop
     Center                                                          Burbank, CA 91501

641 Aventura Mall     1569   09/14/92    06/30/03     2,146         19575 Biscayne Blvd       Aventura Mall Venture
                                                                 N. Miami Beach, FL 33180

642 Paramus Park      1385   09/02/99    01/31/10     4,100          700 Paramus Park        The Paramus Park SC LP
                                                                     Paramus, NJ 07653

643 Fiesta Mall       2078    08/07/92   10/14/02     1,796           2078 Fiesta Mall        Institutional Property
                                                                       Mesa, AZ 85202

644 Vista Ridge       1280    08/18/92   02/28/03     3,955         2401 Stemmons Frwy      Vista Ridge Joint Venture
      Mall                                                         Lewisville, TX 75067

646 Promenade          247    08/03/92   01/31/03     3,828        248 Promenade Mall              Promenade LP
                                                                 Woodland Hills, CA 91367

647 Valencia Town     1090    07/17/92   09/30/02     1,716        24201 Valencia Blvd           Valencia Town Ctr
     Center                                                        Valencia, CA 91355                Assoc LP

649 Sunland Park     G/2/6    09/03/92   01/31/03     2,030       750 Sunland Park Mall           Mesa Hills Mall
     Mall                                                           El Paso, TX 79912                Company LP

650 Towne East        1314    09/08/92   01/31/03     1,805        7700 East Kellogg             Towne East Square
     Square                                                        Wichita, KS 67207

651 Battlefield         T9    09/08/92   01/31/03     1,633         2825 S Glenstone            Battlefield Mall LP
     Mall SC                                                      Springfield, MO 65804

652 Citadel -         2024    12/14/92   03/31/03     3,541        2024 Citadel Drive East        Macerich Citadel LP
     Colorado                                                   Colorado Springs, CO 80909

653 Westside           275    08/12/92   01/31/03     3,889         10800 Pico Blvd            Macerich Westside L. P.
     Pavilion                                                      Los Angeles, CA 90064

654 Phipps Plaza       A27    08/03/92   11/30/02     3,475        3500 Peachtree Rd NE           CPI Phipps LLC
                                                                    Atlanta, GA 30326

656 Hamilton Place     230    10/14/92   12/31/02     3,500      2100 Hamilton Place  Blvd       CBL and Associates
                                                                   Chattanooga, TN 37421

657 Galleria -          J6    10/01/92   01/31/04     3,943        2568 E Sunrise Blvd            Keystone-Florida
      Ft. Lauderdale                                              Fort Lauderdale, FL 33304           Property

658 Hulen Mall         128    09/30/92   03/31/03     4,281            4800 S Hulen                Hulen Mall Joint
                                                                    Fort Worth, TX 76132                Venture

659 Waterside Shops    216    12/15/92   03/31/03     4,000           5375 Tamiami N.              Waterside Shops @
                                                                      Naples, FL 33963                 Pelican B

660 Northshore Mall   W191    02/03/93   05/14/03     4,782         210 Andover Street             Northshore Mall LP
                                                                     Peabody, MA 01960

661 Orland Square      324    11/30/92   07/31/03     4,200          324 Orland Square            Simon DeBartolo Group
                                                                    Orland Park, IL 60462

662 Broadway Plaza    1149    01/05/93   06/30/03     3,850           1149 Broadway Plaza         MaceRich Northwestrn
                                                                    Walnut Creek, CA 94596              Assoc

663 Governor Square   1091    01/21/93   03/31/03     4,070          1500 Apalachee Pkwy           Governor's Square
                                                                    Tallahassee, FL 32301             Partnership

664 University        2229    01/03/93   03/31/03     3,517          2229 University Mall        Glimcher Univ. Mall LP
     Square SC                                                         Tampa, FL 33612

666 Great Lakes        158    03/05/93   05/31/03     3,841            7850 Mentor Ave          Simon DeBartolo Group
      Mall                                                             Mentor, OH 44060

667 Roosevelt Field   2010    12/01/92   04/30/03     3,736       2010 Roosevelt Field Mall       The Retail Property
     Mall                                                            Garden City, NY 11530                Trust

668 Hickory Ridge      360    03/18/93   01/31/04     3,736          6075 Winchester Rd.         JMB Group Trust III
     Mall                                                            Memphis, TN 38115

669 Coronado Center   C-12    04/13/93   07/31/03     3,976            6600 Menaul NE            Davis Street Land Co.
                                                                    Albuquerque, NM 87110

670 Franklin Park    N-10C    05/25/93   08/31/03     4,190          5001 Monroe Street          Westfield Franklin Park
     Mall                                                             Toledo, OH 43623                Mall, LLC

671 Old Orchard        C29    08/04/93   01/31/05     3,298         125 Old Orchard Arcade      Old Orchard Urban LP
      Mall                                                            Skokie, IL 60077

672 Pembroke Lakes     638    07/06/93   12/31/03     4,064            11401 Pines Blvd.          Pembroke Lakes Mall
      Mall                                                          Pembroke Pines, FL 33026             Ltd.

673 Palm Desert TC   V-423    08/23/93   09/30/03     3,709             72-840 Hwy 111           WEA Palm Desert LP
                                                                     Palm Desert, CA 92260

676 North East         C5E    04/14/00   01/31/10     4,000           1101 Melbourne Rd.         Hurst Mall Company LP
     Mall                                                              Hurst, TX 76053

677 Northtown Mall    2192    07/27/93   12/31/06     4,001           212 Northtown Mall           Price Spokane L.P.
      SC                                                               Spokane, WA 99207

678 Mission Center     131    08/11/93   01/31/04     3,516             4473 Johnson Dr.            Mission Company
                                                                       Mission, KS 66205

679 Galleria-Crystal    12    07/28/93   09/18/03     3,814            1 N Galleria Drive      Crystal Run Company L.P.
     Run                                                              Middletown, NY 10940

680 Summit Mall        152    08/17/93   10/31/03     4,500           3265 West Market St.     Simon DeBartolo Group
      Shopping Center                                                   Akron, OH 44313

681 Oaks Mall         L2-3    08/24/93   12/31/03     3,903           6603 Newberry Road            The Oaks Mall
     The                                                             Gainesville, FL 32605

682 Plaza At          1028    07/22/93   01/31/04     3,805            1028 Plaza Drive          Plaza West Covina LLC
     West Covina                                                      West Covina, CA 91790

683 CoolSprings       1480    08/27/93   10/31/03     4,000           1800 Galleria Blvd.          CBL & Associates
     Galleria                                                         Franklin, TN 37067            Properties, Inc.

684 Arrowhead TC      1199    08/17/93   12/31/03     3,807            7700 W. Arrowhead         New River Associates
                                                                      Glendale, AZ 95308

685 Crossgates Mall   L201    11/10/92   10/12/04     3,709           120 Washington Ave         Pyramid Crossgates
                                                                       Albany, NY 12203               Company

686 North Point       2052    07/23/93   01/31/04     4,113          2052 North Point Mall         NorthPoint Mall
     Mall                                                            Alpharetta, GA 30202

687 Downtown Plaza     545    06/28/93   10/31/03     4,155            545 Downtown Plaza         Downtown Plaza LLC
                                                                     Sacramento, CA 95814

689 Houston Galleria  2660    09/10/93   11/30/03     3,770            5015 Westheimer Rd      HG SHopping Centers, LP
                                                                       Houston, TX 77056

690 Danbury Fair      B202    07/15/93   12/31/03     3,996              7 Backus Avenue          Danbury Mall, LLC
     Mall                                                               Danbury, CT 06810

691 Oakbrook           104    08/02/93   01/31/04     3,440             102 Oakbrook Ctr           Oak Brook Urban
      Shopping Center                                                   Oakbrook, IL 60523          Venture, L.P.

692 Camp Hill Mall      G8    07/22/93   09/30/03     4,540           32Nd & Trindle Rd        Camp Hill SC Associates
                                                                      Camp Hill, PA 17011

693 Palm Beach        B113    05/16/88   04/30/04     3,777             3101 PGA Blvd               Forbes/Cohen Florida
      Gardens                                                     Palm Beach Gardens, FL 33410

694 Rockaway Town     2020    07/23/93   09/30/03     3,591           Rt 80, Mt Hope Ave          Rockaway Center Assoc.
    Square                                                            Rockaway, NJ 07866                    LP

695 University        E97B    08/27/94   01/31/05     5,011         E97B University Mall          University Mall SC
      Mall                                                             Orem, UT 84097

697 Dadeland Mall     2190    10/12/93   01/31/04     2,575           7535 Dadeland Mall      Simon DeBartoloGroup,Inc.
                                                                       Miami, FL 33156

698 Colonie Center     433    09/13/93   11/30/03     4,468         131 Colonie Center         Equitable Life Assurance
                                                                     Albany, NY 12205

699 King Of           3203    10/06/93   11/30/05     4,400           160 N. Gulph Rd.           King Of Prussia Plaza
     Prussia Plaza                                              King of Prussia, PA 19406             Associates

800 Montclair Plaza   2063    08/31/94   12/31/04     4,102        2063 Montclair Plaza Ln           Acquiport Five
                                                                    Montclair, CA 91763                Corporation

801 Huntington         261    03/15/89   01/31/03     1,700         261 Main Street
                                                                  Long Island, NY 11743

804 Laurel Park       G490    04/24/89   06/30/11     4,286        37700 Six Mile Rd              Newburgh/Six Mile LP
     Place                                                         Livonia, MI 48152

806 Emerald Square    B223    08/04/94   01/31/05     3,803         999 S Washington St         Mayflower Emerald Sq,
                                                                  N. Attlboro, MA 02760                 LLC

810 Clackamas Town   E1-01    07/05/89   01/31/12     3,200       2025 Clackamss Town Ctr            Clackamas Town
     Center                                                         Portland, OR 97266                 Center Mgmt.

814 Asheville Mall    L-80    02/11/02   05/31/12     3,316           3 S Tunnel Rd                  Ashville Mall
      SC                                                           Asheville, NC 28805

815 Tyrone Square      612    05/31/89   06/30/05     1,667            6901 22Nd Ave           9690 DeBartolo Cap Prtnr
                                                                 St. Petersburg, FL 33710

817 Castleton         332A    01/10/00   01/31/10     2,735            6020 E 82Nd St            Simon DeBartolo Group
     Square SC                                                      Indianapolis, IN 46250

820 Lansing Mall      5424    03/10/95   12/31/05     3,500          5314 W Saginaw Hwy               Lansing Mall
                                                                     Lansing, MI 48917

822 Arden Fair SC     2076    02/09/00   06/30/10     3,201           1989 Arden Fair             Heitman Properties
                                                                    Sacramento, CA 95815                 Ltd.

826 Orlando Fashion    G46    05/03/93   06/30/03     4,309         3477 E Colonial Dr         Orlando Fashion Sq. Mgmt
     Square                                                          Orlando, FL 32803

827 Capitola Mall      J-1    10/10/89   06/30/10     3,095              1855 41St               The Macerich Company
                                                                     Capitola, CA 95010

830 Shops-Mission      612    11/02/89   06/30/02     1,410        27000 Crown Valley Pkwy      Simon DeBartolo Group
      Viejo                                                         Mission Viejo, CA 92691

831 North County       359    01/23/90   01/31/05     2,060        200 E Via Rancho Pkwy        North County Fair LLC
      Fair                                                           Escondido, CA 92025

832 Pavillion @       1134    10/31/89   12/31/03     4,179           194 Buckland St            The Mall @ Buckland
    Buckland Hills                                                  Manchester, CT 06040               Hills

834 Sherman Oaks       112    11/13/89   01/31/03     4,308          14006 Riverside Dr         Sherman Oaks Fashion-
     FC                                                            Sherman Oaks, CA 91423

835 Boynton Beach      837    05/23/94   07/31/04     5,345          837 N Congress Ave         Simon DeBartolo Group
     SC                                                            Boynton Beach, FL 33435

838 Port Charlotte     689    09/26/89   12/31/02     1,707         1441 Tamiami Trail          Simon DeBartolo Group
     TC                                                           Port Charlotte, FL 33948

839 Brea Mall         2107    09/05/89   04/30/11     2,835            2027 Brea Mall          The Retail Property
                                                                        Brea, CA 92821                 Trust

840 Valley Plaza       253    10/19/89   01/31/10     2,375           2701 Ming Ave              GGP L.P./Valley
     Mall                                                          Bakersfield, CA 93304             Plaza SC

843 Alderwood Mall     352    02/06/89   03/31/05     2,017            3000 184Th St               Alderwood Mall
                                                                     Lynnwood, WA 98036

845 Santa Anita FP     K-7    06/24/94   08/31/04     3,500            400 S Baldwin         Westfield America, Inc.
                                                                     Arcadia, CA 91006

846 Washington          B8    02/22/94   01/31/05     5,586       663 SW Washington Sq Rd     PPR Washington Square
     Square                                                          Tigard, OR 97223                 LLC

847 Solano Mall       M-25    01/08/90   01/31/10     2,667         1350 Travis Blvd            Solano Mall LLC
                                                                   Fairfield, CA 94533

848 Southshore       1006A    08/21/01   03/31/12     3,082          250 Granite St             Braintree Prop.
     Mall                                                          Braintree, MA 02184              Assoc LP

849 Westfarms         H203    08/13/99   01/31/10     3,507         500 Westfarms Mall      West Farms Associates
      Mall                                                         Farmington, CT 06032

850 Coral Square     9319A    12/14/89   01/31/10     3,159        9469 W Atlantic Blvd      Simon DeBartolo Group
     Mall                                                         Coral Springs, FL 33071

852 Southpark SC     E-10A    03/20/90   05/31/09     3,640          4400 Sharon Rd           SouthPark Mall LP
                                                                    Charlotte, NC 28211

853 Plaza Camino       265    12/29/99   01/31/11     3,215          2525 El Camino          Centermark Management
     Real                                                          Carlsbad, CA 92008                 Co.

855 St Charles TC     P-6A    03/07/01   05/31/11     3,908         11110 Mall Circle            Charles Mall Co
                                                                    Waldorf, MD 20603               LTD PTNR

856 Nanuet Mall       1046    10/01/93   11/30/03     3,195          75 W. Route 59           The Retail Property
                                                                    Nanuet, NY 10954                 Trust

858 Landmark          F100    09/12/94   12/31/04     4,303            5839 Duke St           GGP Ivanhoe II, Inc.
     Mall                                                          Alexandria, VA 22304

859 Christiana         605    09/18/00   11/30/10     2,856         731 Christiana Mall        Preit-Rubin , Inc
     Mall                                                            Newark, DE 19702

860 Beekman                   06/01/93   09/30/03     4,280           166 E 63Rd St          The Beekman Partnrshp
     Townhouse                                                     New York, NY 10021                   LP

861 Ross Park Mall   C-15A    05/04/00   01/31/11     2,956      1000 Ross Park Mall Dr         Penn Ross Joint
                                                                   Pittsburgh, PA 15237              Venture

862 Four Seasons       212    11/01/94   03/31/05     4,634     214 Four Seasons Town Ctr       Koury Corporation
     TC                                                            Greensboro, NC 27407

863 Lloyd Center     B-122    01/18/90   01/31/03     1,636           2201 Lloyd Ctr          Glimcher Lloyd Venture
                                                                    Portland, OR 97232

865 Broward Mall       311    03/01/94   04/30/04     4,278         8000 Broward Mall          CF Broward Mall, Inc.
                                                                    Broward, FL 33388

866 Stonestown         210    05/06/94   07/31/04     4,774           3251 20Th Ave             Pacific Acquisition
     Galleria                                                      San Francisco, CA 94132             Corp

867 Freehold         C-146    09/02/98   11/30/08     2,518            3710 Route 9             Freemall Associates,
     Raceway Mall                                                   Freehold, NJ 07728                 Inc.

869 Cherry Creek       253    01/10/01   04/30/11     3,506          2500 E First Ave          Taubman-Cherry Creek
     SC                                                              Denver, CO 80206

871 Oxford          D9/146    02/24/00   06/30/10     2,287         2300 E Lincoln Hwy      Lincoln Plaza Associates
      Valley Mall                                                  Langhorne, PA 19047

873 Ridgedale Mall    2065    09/03/01   01/31/12     2,829        12657 Wayzata Blvd        Ridgedale Joint Venture
                                                                   Minnetonka, MN 55343

874 Main Place         340    08/17/01   10/31/11     3,000           2800 N Main St        Urban/Santa Ana Venture
                                                                    Santa Ana, CA 92701

875 Reston Town      NE-14    07/20/90   09/30/02     1,601           11874 Market St           Equity Office
     Center                                                           Reston, VA 22090

876 Altamonte Mall    2433    04/16/98   01/31/08     3,986         451 Altamonte Ave             General Growth
                                                                Altamonte Springs, FL 32701          Mgmt., Inc.

877 Oakridge Mall      H-6    09/01/00   01/31/11     3,165         176 Blossom Hill Rd          Oakridge Mall LLC
                                                                    San Jose, CA 95123

878 Scottsdale        2092    10/04/90   12/31/02     1,762        7014 E Camelback Rd           Scottsdale Fashion
     Fashion Ctr                                                   Scottsdale, AZ 85251                Square

885 Meadowood Mall     138    01/29/91   02/28/11     3,600      5494 Meadowood Mall Circle      Taubman Western
                                                                     Reno, NV 89502                 Associates

886 Willowbrook Mall   212    07/15/98   10/31/08     4,200       1400 Willowbrook Mall        Willowbrook Mall LP
                                                                     Wayne, NJ 07470

889 Woodbury Commons          02/01/91   04/30/01     1,550        8285 Jericho Turnpike      Kabro Assoc Of Woodbury
                                                                    Woodbury, NY 11797

890 Trumbull SC        246    03/30/01   01/31/12     3,246            5065 Main St           Westland Properties Inc.
                                                                    Trumbull, CT 06611

891 Cherry Hill        542    06/07/91   01/31/04     4,584         542 Cherry Hill Mall      Cherry Hill Center, Inc.
      Mall                                                          Cherry Hill, NJ 08002

892 Bellevue Square   2062    08/23/93   02/29/04     3,247         2062 Bellevue Square          Bellevue Square
                                                                     Bellevue, WA 98004            Managers, Inc.

893 Mall At          W-219    03/13/01   04/30/11     3,170          99 Rockingham Blvd.          NED Rockingham LP
    Rockingham Park                                                    Salem, NH 03079

894 Town Center-      1106    07/29/94   10/31/04     4,651          6000 West Glades Rd.       Town Ctr Boca Raton
     Boca Raton                                                      Boca Raton, FL 33431              Trust

895 Volusia Mall       562    08/05/94   10/31/04     4,433         1700 W. Int'l Speedway      Trammell Crow Company
                                                                   Daytona Beach, FL 32114

896 Franklin Mills     114    01/06/92   12/31/02     3,600        1923 Franklin Mills Cir     Franklin Mills Assoc LP
     Outlet                                                         Philadelphia, PA 19154

897 Regency Square   S-130    01/10/01   06/30/11     3,703             1404 Parham Rd.       TRG-Regency Square Assoc
                                                                       Richmond, VA 23229

898 Cary Towne       E4448    06/29/90   01/31/03     1,875            1105 Walnut St.             Cary Venture LP
      Center                                                           Cary, NC 27511

899 Southdale Ctr      645    08/11/98   01/31/09     2,985          6601 France Ave South        Southdale Center
                                                                       Edina, MN 55435

901 Warehouse-FWDC            09/24/90   04/30/11   250,000          2900 Meacham Boulevard      Mercantile Partners
                                                                      Fort Worth, TX 76137

903 Warehouse-ECDC            12/01/98   01/31/09   199,000      Lot 9 Ironstone Corp Centre     Tornetta Realty Corp
                                                                   Gilbertsville, PA 19525

905 Midland                   12/13/93   07/31/04   253,890          105 Kings Mill Road          Duke Realty Corp
     Industrial Park                                                 McDonough, GA 30253

907 Warehouse-WCDC            07/10/00   08/31/05   155,800      11455 Cantu Galiano Ranch        The Guardian Life
Company of America                                                   Mira Loma, CA 91752       Insurance Co. of America


276462.40


                                                                  SCHEDULE 5.09

                        ENVIRONMENTAL MATTERS




                                NONE






















276462.40


                                                                SCHEDULE 5.13

                              SUBSIDIARIES
                     AND OTHER EQUITY INVESTMENTS


Part (a).       Subsidiaries.


                The Bombay Furniture Company of Canada Inc.
                BBA Holdings, Inc.
                The Bombay Furniture Company, Inc.
                BMAJ, Inc.
                The Bombay Company de Mexico, S.A. de C.V.
                Bombay International Inc.
                Bailey Street Trading Company



Part (b).       Other Equity Investments.


                None









276462.40










                                                                 SCHEDULE 5.16

                        INTELLECTUAL PROPERTY MATTERS



                                    NONE







                                                                 SCHEDULE 7.01

                                EXISTING LIENS



                                    NONE










                                                                 SCHEDULE 7.02

                        EXISTING (NON-EQUITY) INVESTMENTS



                                      NONE










                                                                  SCHEDULE 7.03

                               EXISTING INDEBTEDNESS




Surety Bond - Old Republic Insurance Company
        Bond No. VMI-1138772, $7,830 Retailer Tax Bond for the benefit of the State of Nevada, expires March 14, 2003, renewable annually

Surety Bond - Washington International Insurance Company
        Bond No. 1066141, $300,000 Continuous Importer or
        Broker Bond for the benefit of the U.S. Customs Department, expires March 15, 2003, renewable annually

Company Guarantees of Corporate American Express cards for employee business use (primarily travel) which Guarantees amount to $93,500 in the aggregate as of July 5, 2002

Bank of America, N.A. as set forth in Schedule 2.03.









                                                                 SCHEDULE 10.02

                EURODOLLAR AND DOMESTIC LENDING OFFICES,
                       ADDRESSES FOR NOTICES





THE BOMBAY COMPANY, INC.
550 Bailey Avenue
Fort Worth, Texas  76107
Attn:   Elaine D. Crowley
        Senior Vice President, CFO and Treasurer
        Telephone:  (817) 347-8218
        Facsimile:   (817) 332-7066
        Electronic Mail: ecrowley@us.bombayco.com

        Beverly K. Stookey
        Assistant Treasurer
        Telephone:  (817) 347-8260
        Facsimile:   (817) 332-7066
        Electronic Mail: bstookey@us.bombayco.com


BANK OF AMERICA
Administrative Agent's Office and Bank of America's Lending Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-12
Dallas, Texas 75202
Attention:      Lori Norman
                Telephone:  (214) 209-0183
                Facsimile:  (214) 290-9428
                Electronic Mail:  lori.norman@bankofamerica.com

Account No.:  1292000883
Attention:  Credit Services
Ref:  The Bombay Company, Inc.
ABA# 111000012


L/C Issuer:
Bank of America, N.A.
Trade Operations-Chicago
231 South LaSalle
Mail Code:  IL1-231-17-00
Chicago, IL 60697
Attention:      Riyaz Kaka
                Vice President and Operations Manager
                Telephone:  (312) 923-5924
                Facsimile:  (312) 974-0142
                Electronic Mail:  riyaz.n.kaka@bankofamerica.com



Bankers' Acceptances:
Bank of America, N.A.
901 Main Street
Mail Code: TX1-492-14-12
Dallas, Texas 75202
Attention:      Lori Norman
                Telephone:  (214) 209-0183
                Facsimile:  (214) 290-9428
                Electronic Mail:  lori.norman@bankofamerica.com


Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management
231 S. LaSalle Street
IL1-231-08-30
Chicago, IL  60697
Attention:      Suzanne M. Paul
                Vice President
                Telephone:  (312) 923-1640
                Facsimile:  (877) 206-8435
                Electronic Mail:  suzanne.m.paul@bankofamerica.com


Bank of America, N.A.
Credit Products
901 Main Street
TX1-492-07-04
Dallas, TX  75202
Attention:      Steven A. Mackenzie
                Vice President
                Telephone:  (214) 209-3680
                Facsimile:  (214) 209-3140
                Electronic Mail:  steven.mackenzie@bankofamerica.com


WASHINGTON MUTUAL BANK, FA
Requests for Credit Extensions:
Washington Mutual Bank, FA
120 W. 3rd Street
Fort Worth, TX 76102
Attention:      Randy Woods
                Telephone:  (817) 333-2775
                Facsimile:  (817) 348-8177
                Electronic Mail:  randy.woods@wamu.net
                Account No. G/L #20599/4048
                ABA#  111993778
                Attention: Sandra Mitchell 817-333-2776




Notices (other than Requests for Credit Extensions):
Washington Mutual Bank, FA
120 W. 3rd Street
Fort Worth, TX 76102
Attention:      Randy Woods
                Telephone:  (817) 333-2775
                Facsimile:  (817) 348-8177
                Electronic Mail:  randy.woods@wamu.net
                Account No. G/L #20599/4048
                ABA#  111993778
                Attention: Sandra Mitchell 817-333-2776



BANK OF TEXAS, N.A.
Requests for Credit Extensions:
Bank of Texas, N.A.
5956 Sherry Lane, Suite 1100
Dallas, TX 75225
Attention:      Eric Kraft
                Telephone:  (214) 316-3913
                Facsimile:  (214) 987-8892
                Electronic Mail:   ekraft@mail.bokf.com
                Account No. 11405181210
                ABA#  111014325
                Attention:  Sue Yandell, Texas Participation


Notices (other than Requests for Credit Extensions):
Bank of Texas, N.A.
5956 Sherry Lane, Suite 1100
Dallas, TX 75225
Attention:      Eric Kraft
                Telephone:  (214) 316-3913
                Facsimile:  (214) 987-8892
                Electronic Mail:   ekraft@mail.bokf.com
                Account No. 11405181210
                ABA#  111014325
                Attention:  Sue Yandell, Texas Participation






                                EXHIBIT A

                      FORM OF COMMITTED LOAN NOTICE


                                                      Date:  ___________, _____

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of July 5, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Bombay Company, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

        The undersigned hereby requests (select one):

        A Borrowing of Committed Loans    A conversion or continuation of Loans
1.      On____________________________________________(a Business Day).
2.      In the amount of $__________________________.
3.      Comprised of _______________________________.
                   [Type of Committed Loan requested]
4.      For Eurodollar Rate Loans:  with an Interest Period of   months.

        The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.


                                        THE BOMBAY COMPANY, INC.


                                        By:
                                        Name:           Elaine D. Crowley
                                        Title:          Senior Vice President



276462.40






                                 EXHIBIT B

                    FORM OF SWING LINE LOAN NOTICE


                                                      Date:  ___________, _____

To:     Bank of America, N.A., as Swing Line Lender
        Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of July 5, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Bombay Company, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and Swing Line Lender.

        The undersigned hereby requests a Swing Line Loan:

1.      On ______________________________(a Business Day).
2.      In the amount of $___________________________.

        The Swing Line Borrowing requested herein complies with the requirements of the first proviso to the first sentence of Section 2.05(a) of the Agreement.



                                        THE BOMBAY COMPANY, INC.


                                        By:
                                        Name:           Elaine D. Crowley
                                        Title:          Senior Vice President






276462.40


                                EXHIBIT C

                      FORM OF COMMITTED LOAN NOTE

$_______________________

        FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Committed Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of July 5, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

        The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Committed Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.



                                THE BOMBAY COMPANY, INC.


                                By:
                                Name:           Elaine D. Crowley
                                Title:          Senior Vice President




276462.40


                           EXHIBIT D

                  FORM OF SWING LINE NOTE
$1,000,000.00

        FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of Bank of America, N.A. ("Swing Line Lender"), on the date when due in accordance with the Credit Agreement referred to below, the aggregate principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of July 5, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

        The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.

        All payments of principal and interest shall be made to the Swing Line Lender in Dollars in immediately available funds at its Lending Office.

        f any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. [This Note is also entitled to the benefits of the Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Swing Line Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.



                                        THE BOMBAY COMPANY, INC.


                                        By:
                                        Name:           Elaine D. Crowley
                                        Title:          Senior Vice President







276462.40





                            EXHIBIT E

             FORM OF BANKERS' ACCEPTANCE REQUEST



Bank of America, N.A.
________________________
________________________



With reference to the credit facilities granted to us by you, we request that you complete a draft(s) in accordance with following instructions and to accept and discount such draft(s) for our account.

Value date:
Amount:  (To be completed by BOA)
Tenor:
Ship to:
Ship from:
Merchandise description:

We certify that there is no other financing covering this transaction and that the shipment was effected within the last 30 days.

       Please credit the net proceeds of $_________ to our account # _________ with Bank of America (City, State)

        -or-

       Please Pay the net proceeds of $__________ via Fedwire by crediting beneficiary's account #_____________ with (Bank Name) ________________
       ABA / SWIFT#__________________.

At maturity of the acceptance, we authorize you to charge our account no.
 _________ with you.

Thank you for your assistance in this matter,


                                        The Bombay Company, Inc.


                                        By:

                                        Name:

                                        Title:

276462.40


                           EXHIBIT F

               FORM OF COMPLIANCE CERTIFICATE

                           Financial Statement Date:________________________

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of July 5, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Bombay Company, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, and Swing Line Lender.

        The undersigned Responsible Officer hereby certifies as of the date
hereof that he/she is the                                              of the
Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

        [Use following for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

        [Use following for calendar month-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Sections 6.01(b) and 6.02(a) of the Agreement for the calendar month ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

                           [select one:]

        [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                               --or--

        [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.



        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of_____________________.



                                        THE BOMBAY COMPANY, INC.


                                        By:
                                        Name:           Elaine D. Crowley
                                        Title:          Senior Vice President







276462.40


          For the Quarter/Year ended ___________________("Statement Date")

                             SCHEDULE 2
                   to the Compliance Certificate
                          ($ in 000's)
I. Section 7.06 -- Capital Expenditures.
   A.  Consolidated Capital Expenditures made during fiscal year to      $
        date:
   B.  Maximum permitted Capital Expenditures
       ($22,000,000.00) during f.y. ending 2/01/03;
       $30,000,000.00 during f.y. ending 1/31/04; and
       $35,000,000.00 thereafter:                                        $
   C.  Excess (deficient) for covenant compliance (Line I.B.- I.A.):     $

II.Section 7.13(a)  Consolidated Tangible Net Worth.
   A.  Actual Consolidated Tangible Net Worth at Statement Date:
       1. Shareholders' Equity:                                          $
       2. Intangible Assets
:  $
       3. Consolidated Tangible Net Worth (Line II.A.1-Line II.A.2):     $
   B.  50% of Consolidated Net Income for each fiscal quarter ending
           After February 2, 2001 (no reduction for losses):             $
   C.  100% of increases in Shareholders' Equity after date of Agreement
          from issuance and sale of capital stock:                       $
   D.  Minimum required Consolidated Tangible Net Worth
          (Lines II.B. + II.C plus $135,000,000.00):                     $
   E.  Excess (deficient) for covenant compliance (Line II.A.3 -         $
         Line II.D.):
III. Section 7.13(b) - Fixed Charge Coverage Ratio.
   A.  Consolidated EBITDA for subject period  :                         $
       1. Consolidated Net Income for subject period:                    $
       2. Consolidated Interest Charges for subject period:              $
       3. Provision for income taxes for subject period:                 $
       4. Depreciation expenses for subject period:                      $
       5. Amortization expenses for intangibles for subject period:      $
       6. Consolidated EBITDA (Lines III.A.1 + 2 + 3 + 4 + 5):           $
   B. Consolidated rent expense for subject period:                      $
   C. Maintenance Capital Expenditures for subject period:               $
                                                                 10,000,000.00
   D. Taxes for subject period:                                          $
   E. Lines III.A. + III.B. - Lines III.C. and III.D.:                   $
   F. Consolidated Interest Charges for subject period:                  $
   G. Consolidated rent expense for subject period:                      $
   H. Lines III.F. + III.G.:                                             $
   I. Fixed Charge Coverage Ratio (Line III.E. ? Line III.H.:
       ____ to 1.00)
      Minimum Permitted:  1.15 to 1.00

IV. Section 7.13(c) - Leverage Ratio.
   A. Consolidated Funded Indebtedness at Statement Date:                $
   B. 8 X Consolidated rent expense for subject period:                  $
   C. Consolidated EBITDA for subject period:                            $
      1. Consolidated Net Income for subject period:                     $
      2. Consolidated Interest Charges for subject period:               $
      3. Provision for income taxes for subject period:                  $
      4. Depreciation expenses for subject period:                       $
      5. Amortization expenses for intangibles for subject period:       $
      6. Consolidated EBITDA (Lines IV.A.1 + 2 + 3 + 4 + 5):             $
   D. Consolidated rent expense for subject period:                      $


   E. Leverage Ratio (Lines IV.A. + IV.B. ? Lines IV.C. + IV. D.:
        ____ to 1.00)
      Maximum Permitted:  6.00 to 1.00


276462.40


                           EXHIBIT G

             FORM OF BORROWING BASE CERTIFICATE

Financial Statement Date:              ,

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of July 5, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among The Bombay Company, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________ ___________________________________ of the
Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and certifies to the Administrative Agent and the other Lenders the following information is true and correct as of the effective date. Terms used in this Borrowing Base Certificate but not defined herein shall have the same meanings as given to such terms in the Credit Agreement.



                                             Discount       Borrowing Base
                                             Factor         Value
A. Eligible Inventory                                       $

B. Net Security Value of              $_________ X.45=
   Inventory (15% cap on
   non-U.S. Inventory)

C. Aggregate Commitments                                    $50,000,000.00
                                                            $
D. Borrowing Limit (Lesser of B or C)

E. Outstanding Amount of Committed
   Loans, Swing Line Loans and
   L/C Obligations as of Effective
   Date (Includes $________ in Existing L/Cs)               $

F. Available to Advance (or If Negative,
   Amount Required to Be Repaid) (D - E)                    $


                                           THE BOMBAY COMPANY, INC.


                                           By:
                                           Name:         Elaine D. Crowley
                                           Title:        Senior Vice President


276462.40


                                  EXHIBIT H

                         FORM OF OPINION OF COUNSEL

        The opinion, when prepared and provided to the Administrative Agent, should state that all terms used in the opinion shall have the same meaning as defined in the Credit Agreement among the Borrower, the Administrative Agent, and the other Lenders dated July 5, 2002, and that the Borrower's counsel has examined the Loan Documents and such other documents as they deemed necessary to reach the conclusions stated in such opinion, which conclusions shall include the following:

1. The Borrower and each Subsidiary (the "Companies" or a "Company") is a corporation, duly organized and validly existing under the laws of its state of incorporation and is qualified, where appropriate, in good standing and authorized to do business as a foreign corporation in such states wherein qualification is deemed necessary.

2. Each Company has taken all necessary action to authorize the execution and performance of the Loan Documents by the signers thereof.

3. Each Company possesses the requisite power to enter into the Loan Documents and to perform its respective obligations thereunder.

4. None of the provisions of the Loan Documents violates, breaches, contravenes, conflicts with or causes a default or results in the imposition of a lien under any provision of its articles of incorporation, by-laws or any other organic document of any Company, or, to counsel's knowledge, any existing note, bond, mortgage, debenture, indenture, trust, license, lease, instrument, judgment, order, decree, law, rule, regulation, or other agreement to which a Company is a party or by which it or its assets may be bound or affected.

5. To counsel's knowledge, no authorization, consent, approval, registration, license or any form of exemption of any governmental authority is required to authorize or is otherwise required in connection with the execution and performance of the Loan Documents, except such authorizations, consents, approvals, registrations, licenses and exemptions as have already been obtained.

6. To counsel's knowledge, no litigation or proceeding of any governmental authority or any other person is presently pending or threatened, nor has any claim been asserted, against the Companies which seek to enjoin the transactions contemplated by the Loan Documents or which, if adversely determined, would materially affect the business, operations, financial condition, properties or prospects of the Companies.

7. The Loan Documents have been duly executed and delivered and evidenced the valid and binding obligations of the Companies, are not ultra vires as to the Subsidiaries, and are enforceable in accordance with their respective terms, except as the enforcement may be limited by Debtor Relief Laws.

8. Except as disclosed in the Credit Agreement, the Borrower has no subsidiaries or other ownership interest in any entity.

9. None of the loans in favor of the Borrower is a "purpose credit" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

10. To the best of our knowledge, we have no reason to believe that any representation or warranty made by the Borrower or the Guarantors in any of the Loan Documents, or any certificate delivered by the Borrower or the Subsidiaries at the closing of the loan, to the Lenders, is untrue or incorrect in any material respect or omits to state a material fact necessary to make such representation or warranty not misleading.


                                 EXHIBIT I

               Documentary Acceptance Credit Agreement
           and Security Agreement For Eligible Banker's Acceptances

TO: Bank of America N.A.

In consideration of Bank of America, N. A. (hereinafter called the "Bank") accepting, at Bank's option in each instance, for the account of the Undersigned, such drafts as the Undersigned may from time to time designate, the Undersigned agrees as follows:

1.On or before the last business day before the maturity of any draft accepted by Bank under this Agreement, or upon demand pursuant to paragraph 11, the Undersigned will pay to Bank the amount of such draft. Commissions and fees will be charged in each payments under this Agreement by the Undersigned shall be made at the above address in immediately available funds, and Bank may, in its discretion and if not otherwise paid as provided herein, charge such payments against any funds held by Bank for the account of the Undersigned. Each draft accepted by Bank under this Agreement shall mature on a day when banks are open for business in New York and Texas. "Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of July 5, 2002 among the Undersigned, the Bank, as administrative agent, and the lenders party thereto.

2. Each draft which the Undersigned requests the Bank to accept under this Agreement will: (a) arise out of one or more transactions involving the importation or exportation of goods; (b) arise out of one or more transactions involving the domestic shipment of goods within the United States; or (c) at the time of acceptance be secured by warehouse receipts or similar documents conveying or securing title and covering readily marketable staples. Upon acceptance by Bank of any such draft the Undersigned will deliver to Bank, in form and substance satisfactory to Bank, purpose statements describing the goods and any draft under this Agreement, the Undersigned will deliver to Bank, or if so directed by Bank, for Bank's account to such correspondent as Bank may designate, (i) in the case of a draft described in (a) and (b) above, all shipping and other documents relating to the goods involved and (ii) in the case of a draft described in (c) above, the warehouse receipts or other documents covering the goods involved. All warehouse receipts and other documents must be satisfactory to Bank, must be issued by someone other than the drawer of the related drafts and must cover readily marketable staples whose market value is greater than the face amount of the related acceptances. The Undersigned certifies as to each draft offered for acceptance by Bank that no other source is financing the transaction and that the Undersigned will not seek any additional financing for that transactions.

3. The Undersigned will promptly procure all import, export and other licenses essential to the import, export, shipping or warehousing of all goods covered by any documents at any time held by or for Bank, will comply with all foreign and domestic governmental regulations in relation thereto, will keep said goods covered by insurance satisfactory to Bank, and will pay all taxes and other charges or expenses upon or with regard to said property.

4.[Reserved]

5.[Reserved]


6. Upon Bank's request, the Undersigned will perform such acts as Bank may from time to time deem necessary to create or perfect any security interest provided for under this Agreement.

7. Neither Bank nor any correspondent of Bank shall be responsible for the existence, character, quality, quantity, condition, packing value or delivery of any property covered by this Agreement or for the validity, sufficiency, or genuineness of any documents or any endorsements or other notations thereon or for the time, place, manner or order in which shipment is made, or in respect of any insurance, or for any action or inaction by any shipper, any of Bank's correspondents, or any other party involved in any transaction covered hereby.

8. At the Undersigned's option, Bank shall hold drafts presigned by the Undersigned and is hereby authorized to complete such drafts in accordance with the Undersigned's telephone or written (including telegraphic) instructions. Bank shall be entitled to rely solely upon any such instructions from persons it reasonably believes to be authorized by the Undersigned to issue such instructions without making independent inquiry. The Undersigned shall confirm telephone instructions in writing; provided, however, that if a discrepancy occurs between the telephone instructions and the written confirmation, the telephone instructions shall govern. The Undersigned shall indemnify Bank for, and hold it harmless from, any and all loss, damage, claim, or expense (including reasonable attorneys' fees and allocated costs of Bank's in-house counsel), however arising, which Bank suffers or incurs or might suffer or incur, based on or arising out of the use of presigned drafts under this Agreement.

9. This Undersigned shall reimburse Bank, upon demand, for the cost of all reserves by any governmental authority with respect to drafts accepted hereunder.

10. The occurrence of any "Event of Default" under the Credit Agreement shall be a default under this Agreement.

11. If a default occurs under this Agreement, Bank may exercise the rights and remedies described in the Credit Agreement and may exercise any or all other rights and remedies provided by law. "Obligations" has the meaning given to such term in the Credit Agreement.

12. [Reserved]

13. The Undersigned shall indemnify Bank for, and hold it harmless from, any and all loss, damage, claim, or expense (including reasonable attorneys' fees and allocated costs of Bank's in-house counsel), however arising, which Bank suffers or incurs or might suffer or incur, resulting from any dispute in connection with the underlying transactions or from any misrepresentation of material fact or any breach of any express or implied warranty by the Undersigned under this Agreement or otherwise. The Undersigned shall reimburse Bank for reasonable attorneys' fees (including allocated costs of Bank's in-house counsel) and all collection costs incurred by Bank in the enforcement of the Agreement.

14. This is a continuing Agreement which will remain in full force and effect until revoked in writing by the Undersigned or Bank. Any such revocation shall not release the Undersigned from any liability on account of drafts accepted by Bank prior to Bank's receipt of notice of revocation.

15. If more than one person signs this Agreement, their obligations under this Agreement shall be joint and several.

16. This Agreement shall be governed by and construed in accordance with the law of the State of Texas.


Dated:  ______________, 2002.

                                        THE BOMBAY COMPANY, INC.


                                        By:
                                        Name:           Elaine D. Crowley
                                        Title:          Senior Vice President


276462.40



                                 APPENDIX I

                                PRICING GRID


              Applicable Rate Based on Financial Covenants:

        "Applicable Rate" means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Sections
                         6.01(a) and 6.02(b):

                            Applicable Rate
                                               Eurodollar        Bankers'
                                                Rate and       Acceptances     Commercial
            Leverage           Commitment       Standby         and Clean      Letters of     Base
Pricing      Ratio                 Fee         Letters of        Bankers'        Credit       Rate
Level                                           Credit         Acceptances
1          Less than or        25.0 bps        150.0 bps        125.5 bps       75.0 bps     50.0 bps
           equal to 4.0

2          Less than or
           equal to 4.75       37.5 bps        175.0 bps        150.0 bps       87.5 bps     50.0 bps
           but greater
           than 4.00

3          Less than or
           equal to 5.50       37.5 bps        200.0 bps        175.0 bps      100.0 bps     50.0 bps
           but greater
           than 4.75

4          Greater than
           5.50                 50.0 bps       250.0 bps        200.0 bps      125.0 bps     100.0 bps





276462.40